EXHIBIT 2


                                MERGER AGREEMENT



                                 by and between



                          WAVETECH INTERNATIONAL, INC.


                                       AND


                          DCI TELECOMMUNICATIONS, INC.














                             Dated November 6, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              ARTICLE I THE MERGER

1.1   The Merger............................................................. 1
1.2   Effect of the Merger................................................... 1
1.3   Consummation of the Merger............................................. 2
1.4   Articles of Incorporation and Bylaws; Officers......................... 2
1.5   Other Agreements....................................................... 2
1.6   Conversion of Securities............................................... 3
1.7   Closing of Company Transfer Books...................................... 4
1.8   Exchange of Certificates............................................... 4
1.9   Dissenting Shares...................................................... 5
1.10  Tax Consequences; Accounting Treatment................................. 5
1.11  Taking of Necessary Action; Further Action............................. 5
1.12  Employee Stock Options................................................. 6
1.13  Warrants............................................................... 7

              ARTICLE II REPRESENTATIONS AND WARRANTIES OF WAVETECH

2.1   Organization and Qualification......................................... 8
2.2   Authority Relative to this Agreement................................... 8
2.3   Capitalization......................................................... 9
2.4   SEC Filings............................................................10
2.5   Financial Statements...................................................11
2.6   Subsidiaries...........................................................11
2.7   Absence of Undisclosed Liabilities.....................................11
2.8   No Material Adverse Changes............................................12
2.9   Absence of Certain Developments........................................12
2.10  Title to Properties....................................................14
2.11  Accounts Receivable....................................................15
2.12  Inventories............................................................15
2.13  Tax Matters............................................................16
2.14  Contracts and Commitments..............................................17
2.15  Proprietary Rights.....................................................18
2.16  Litigation.............................................................19
2.17  Brokerage..............................................................19
2.18  Employment Matters.....................................................19
2.19  Employee Benefit Plans.................................................19
2.20  Insurance..............................................................21
2.21  Affiliate Transactions.................................................21
2.22  Suppliers..............................................................22
2.23  Officers and Directors; Bank Accounts..................................22

2.24  Compliance with Laws; Permits; Certain Operations......................22
2.25  Disclosure.............................................................22
2.26  Non-Contravention; Consents............................................23
2.27  Stockholder Vote Required..............................................24
2.28  Board Approval.........................................................24
2.29  Opinion of Financial Advisor...........................................24

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1   Organization and Qualification.........................................24
3.2   Authority Relative to this Agreement...................................25
3.3   Capitalization.........................................................25
3.4   SEC Filings............................................................27
3.5   Financial Statements...................................................27
3.6   Subsidiaries...........................................................28
3.7   Absence of Undisclosed Liabilities.....................................28
3.8   No Material Adverse Changes............................................28
3.9   Absence of Certain Developments........................................29
3.10  Title to Properties....................................................31
3.11  Accounts Receivable....................................................32
3.12  Inventories............................................................32
3.13  Tax Matters............................................................32
3.14  Contracts and Commitments..............................................33
3.15  Proprietary Rights.....................................................35
3.16  Litigation.............................................................35
3.17  Brokerage..............................................................36
3.18  Employment Matters.....................................................36
3.19  Employee Benefit Plans.................................................36
3.20  Insurance..............................................................37
3.21  Affiliate Transactions.................................................38
3.22  Suppliers..............................................................38
3.23  Officers and Directors; Bank Accounts..................................38
3.24  Compliance with Laws; Permits; Certain Operations......................38
3.25  Disclosure.............................................................39
3.26  Non-Contravention; Consents............................................39
3.27  Stockholder Vote Required..............................................40
3.28  Board Approval.........................................................40

                ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER

4.1   Conduct of Business Pending the Merger.................................41
4.2   Delivery of Disclosure Letters.........................................41
4.3   Notification; Updates to Disclosure Schedule...........................42
4.4   Shareholder Approval...................................................42

                         ARTICLE V ADDITIONAL AGREEMENTS

5.1   Joint Proxy Statement; Registration Statement..........................43
5.2   Shareholders' Meetings.................................................45
5.3   Accountant Comfort Letters.............................................45
5.4   Expenses...............................................................46
5.5   Additional Agreements..................................................47
5.6   No Negotiations, etc...................................................47
5.7   Notification of Certain Matters........................................47
5.8   Access to Information; Confidentiality.................................47
5.9   Shareholder Claims.....................................................48
5.10  Consents...............................................................48
5.11  State Securities Law Compliance........................................49
5.12  Affiliate Agreements...................................................49
5.13  Commercially Reasonable Efforts........................................49
5.14  Tax Matters............................................................49
5.15  Board of Directors.....................................................49
5.16  Indemnification........................................................50
5.17  Nasdaq Listing.........................................................51
5.18  Employees..............................................................51

                              ARTICLE VI CONDITIONS

6.1   Conditions to Obligations of Each Party To Effect the Merger...........52
6.2   Additional Conditions to Obligation of the Company.....................53
6.3   Additional Conditions to Obligations of Wavetech.......................55

                  ARTICLE VII TERMINATION, AMENDMENT AND WAIVER

7.1   Termination............................................................56
7.2   Termination Procedures.................................................58
7.3   Effect of Termination..................................................58

                         ARTICLE VIII GENERAL PROVISIONS

8.1   Amendment..............................................................58
8.2   Waiver.................................................................59
8.3   Public Statements......................................................59
8.4   Notices................................................................59
8.5   Interpretation.........................................................60
8.6   Severability...........................................................60
8.7   Miscellaneous..........................................................60
8.8   Non-survival of Representations and Warranties.........................61
8.9   Entire Agreement; No Third Party Beneficiaries; Rights of Ownership....61

Exhibit 1   Form of Amended Articles of Incorporation

Exhibit 2   Form of Amended Bylaws

Exhibit 3   Form of Wavetech Warrant

Exhibit 4   Form of Affiliate Agreement (Company)

Exhibit 5   Form of Affiliate Agreement (Wavetech)

Exhibit 6   Affiliated Persons

Exhibit 7   Form of Representation Certificate (Wavetech)

Exhibit 8   Form of Representation Certificate (Company)

Exhibit 9   Form of Shareholder's Representation Certificate

Schedule A  Wavetech Disclosure Letter

Schedule B  DCI Disclosure Letter

                                MERGER AGREEMENT


     This MERGER AGREEMENT is dated November 6, 1998 (this "Agreement"), by and between Wavetech International, Inc. a Nevada corporation ("Wavetech"), and DCI Telecommunications, Inc., a Colorado corporation (the "Company").


                                    RECITALS

     I.  Wavetech  and  the  Company  have  agreed  to the  merger  described in
Article 1 (the "Merger").

     II. The respective boards of directors of Wavetech and the Company have determined that it is advisable to consummate the Merger, as a result of which all of the outstanding common stock, $.001 par value per share, of the Company ("Company Common Stock") will be converted into shares of the common stock, $.001 par value per share, of Wavetech ("Wavetech Common Stock") and the Company will be merged into Wavetech; all on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     The respective boards of directors of Wavetech and the Company have, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan of merger required by the laws of the states of Colorado and Nevada in connection with the Merger:

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.3), in accordance with this Agreement and applicable law, the Company shall be merged with and into Wavetech, the separate existence of the Company (except as may be continued by operation of law) shall cease, and Wavetech shall continue as the surviving corporation under the name "DCI Telecommunications, Inc." as provided in the Amended Articles of Incorporation of Wavetech pursuant to Section 1.4 of this Agreement. Wavetech, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

     1.2 EFFECT OF THE MERGER. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Wavetech and the Company (collectively, the "Constituent Corporations"); and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

     1.3 CONSUMMATION OF THE MERGER. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at such time, place and date as mutually agreed upon by Wavetech and the Company, which date shall be no later than the third business day after the later of the Wavetech Shareholders' Meeting and the Company Shareholders Meeting (each as hereinafter defined), unless extended by mutual agreement of the parties hereto (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." On the Closing Date, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretaries of State of the states of Colorado and Nevada in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles of merger are duly filed with and accepted by the Secretaries of State of the states of Colorado and Nevada in accordance with applicable law, unless a later time is expressly provided for in such articles (the "Effective Time").

     1.4  ARTICLES OF INCORPORATION AND BYLAWS; OFFICERS.

          (a) The Articles of Incorporation and Bylaws of Wavetech, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation (except that such Articles of Incorporation shall be amended as set forth in Exhibit 1 attached hereto) and Bylaws (except that such Bylaws shall be amended as set forth in Exhibit 2 attached hereto) of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law.

          (b) The officers of the Surviving Corporation from and after the Effective Time shall be as follows: Joseph J. Murphy, President and Chief Executive Officer; Larry Shatsoff, Vice President, Secretary, and Chief
Operating Officer; John J. Adams, Vice President and Chief Marketing Officer; Russell B. Hintz, Vice President, Treasurer and Chief Financial Officer; Daniel
J. Murphy, Vice President of Strategic Planning; Gerald Quinn, Chairman of the Board of Directors.

     1.5  OTHER AGREEMENTS. At or prior to the Effective Time:

          (a) Wavetech shall take such actions as are reasonably necessary to effect a one (1) for six (6) reverse stock split of its issued and outstanding common stock (the "Reverse Stock Split").

          (b) The number of directors to serve on the Board of Directors of the Surviving Corporation shall be increased to seven (7), five (5) of whom shall be designated by the Company and the remaining two (2) shall be designated by the present management of Wavetech, PROVIDED, HOWEVER, that at least one of Wavetech's designees and one of the Company's designees shall not be a member of management of the Surviving Corporation or own in excess of five percent (5%) of the outstanding capital stock of the Surviving Corporation.

     1.6 CONVERSION OF SECURITIES. Subject to Sections 1.8(b) and 1.9, at the Effective Time, by virtue of the Merger and without any action on the part of Wavetech, the Company or the holder of any of the following securities:

          (a) Each share of Company Common Stock, and each option, warrant, convertible preferred share and other right to receive a share of Company Common Stock, issued or granted and outstanding immediately prior to the Effective Time (and other than shares to be canceled pursuant to Section 1.6(b)) shall automatically be canceled and extinguished and be converted into and become a right to receive one (1) share (the "Exchange Ratio") of Wavetech Common Stock (after giving effect to the Reverse Stock Split), provided, however, that in the event Wavetech's unaudited balance sheet dated as of the Closing Date (the "Closing Balance Sheet") reflects aggregate cash and cash equivalents in an amount less than One Million Eight Hundred Dollars ($1,800,000) but equal to or greater than One Million Six Hundred Thousand Dollars ($1,600,000), the Exchange Ratio shall be adjusted pursuant to the following formula: For each dollar or fraction thereof that the Closing Balance Sheet reflects cash and cash equivalents in an amount less than One Million Eight Hundred Thousand Dollars ($1,800,000), Wavetech shall issue an aggregate of 1.5888 additional shares of Wavetech Common Stock (the "Closing Adjustment Shares"). All of the Closing Adjustment Shares to be issued pursuant to this Section 1.6(a) shall be equally allocated on a per share basis among all of the issued and outstanding shares of Company Common Stock and then outstanding options, warrants, convertible preferred stock and other rights to receive shares of Company Common Stock. Notwithstanding anything in this Agreement to the contrary, the expenses payable by Wavetech pursuant to Section 5.4 hereof shall not be treated as paid prior to the Closing Date solely for purposes of determining the aggregate amount of cash and cash receivables reflected on the Closing Balance Sheet to be delivered as contemplated by this Section 1.6(a).

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company or owned by Wavetech shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

          (c) Each share of Wavetech Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Reverse Stock Split) shall automatically be entitled to receive one Warrant to purchase
 .2099 of a share of Wavetech Common Stock at a per share exercise price of $2.50 in the form attached hereto as Exhibit 3 (the "Wavetech Warrants"). The terms of
such  form  of  Wavetech  Warrant  shall  include,   specifically,  but  without
limitation, a three (3) year term, exercisable only upon registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares underlying the Wavetech Warrants (the Wavetech Shares"), demand registration rights exercisable by the holders of a specified percentage of Warrants (i.e., not less than 51%) commencing on or after the first anniversary of the date of issuance of the Wavetech Warrant, and piggy-back registration rights (such
piggy-back   rights   being   subject  to   standard   underwriter   cut-backs).
Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed so as to require that the Warrant Shares be included as part of the securities to be registered in the Form S-4 (as defined herein).

          (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Wavetech Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Wavetech Common Stock may accordingly be marked with appropriate legends.

     1.7 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or the Disbursing Agent (as defined in Section 1.8), they shall be exchanged as provided in Section 1.8.

     1.8  EXCHANGE OF CERTIFICATES.

          (a) After the Effective Time, American Stock Transfer & Trust Company shall act as disbursing agent (the "Disbursing Agent") in effecting the exchange of Wavetech Common Stock for certificates which, immediately prior to the Effective Time, represented shares of Company Common Stock. As soon as practicable after the Effective Time, the Disbursing Agent shall mail a transmittal form to each holder of certificates theretofore representing such shares advising such holder of the procedure for surrendering such certificates to the Disbursing Agent. If a certificate for Wavetech Common Stock issued pursuant to Section 1.6(a) is to be issued in the name of a person other than the person in whose name the certificates for shares surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Disbursing Agent any transfer or other taxes required by reason of the issuance of such certificate in the name of a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Disbursing Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Upon the surrender and exchange of a certificate theretofore representing shares of Company Common Stock, the holder shall be issued a certificate representing the number of shares of Wavetech Common Stock to which such person is entitled pursuant to Section 1.6(a) and the certificate theretofore representing shares of Company Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each Certificate theretofore representing shares of Company Common Stock shall represent solely the right to receive the Wavetech Common Stock into which the shares it theretofore represented shall have been converted pursuant to Section 1.6(a), and the Surviving Corporation shall not be required to pay the holder thereof the Wavetech Common Stock to which such holder otherwise would be entitled; provided that procedures allowing for payment against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

          (b) No fractional shares of Wavetech Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Wavetech Common Stock which a holder of Company Common Stock would otherwise be entitled to receive in the Merger (after aggregating all fractional shares of Wavetech Common Stock that would otherwise be issuable to such holder) shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

     1.9  DISSENTING SHARES.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that, as of the Effective Time, are or may become "dissenter" shares within the meaning of Article 113 of the Colorado Business Corporation Act (the "Colorado Law") shall not be converted into or represent the right to receive Wavetech Common Stock in accordance with
Section 1.6, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under applicable Colorado Law; provided, however, that if the status of any such shares as "dissenter" shares shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Wavetech Common Stock in accordance with Section 1.6.

          (b) The Company shall give Wavetech prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Colorado Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Colorado Law. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Wavetech shall have consented in writing to such payment or settlement offer.

     1.10 TAX CONSEQUENCES; ACCOUNTING TREATMENT. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. For accounting purposes, the Merger is intended to be accounted for as a purchase.

     1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. Wavetech, on the one hand, and the Company, on the other hand, shall use all reasonable efforts to take all such action (including specifically, but without limitation, action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such actions.

     1.12 EMPLOYEE STOCK OPTIONS

          (a) At the Effective Time, each option that is then outstanding under the Company's 1995 Stock Option Plan (the "Stock Plan"), whether vested or unvested (a "Company Option"), shall be assumed by Wavetech in accordance with the terms (as in effect on the date hereof) of the Stock Plan and the stock option agreement, if any, by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted, subject to the provisions hereof, into rights with respect to Wavetech Common Stock. From and after the Effective Time, (i) each Company Option assumed by Wavetech (collectively, the "Assumed Options") may be exercised solely for shares of Wavetech Common Stock, (ii) the number of shares of Wavetech Common Stock subject to each such Assumed Option shall be equal to the number of shares of Wavetech Common Stock which the holder of such Assumed Option would have received pursuant to Section 1.6 in exchange for the shares of Company Common Stock subject to such Assumed Option if such Assumed Option had been exercised immediately prior to the Effective Time, (iii) the per share exercise price for the Wavetech Common Stock issuable upon exercise of each such Assumed Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Wavetech Common Stock subject to such Assumed Option immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Option immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule, status as an incentive or nonqualified option, and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each such Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Wavetech after the Effective Time. The Company and Wavetech shall take all action that may be necessary (under the Stock Plan and otherwise) to effectuate the provisions of this Section 1.12.

          (b) Wavetech will use its best efforts to cause the Wavetech Common Stock issuable upon exercise of the Assumed Options to be registered under the Securities Act on Form S-8 promulgated by the Securities and Exchange Commission (the "SEC"), to the extent Wavetech is eligible to use such registration form at the time of such registration, and to be registered or qualified (or to have established that an exemption from such registration or qualification is available) under the "blue sky" laws of all states in which the holders of Company Options reside, within 30 business days after the Effective Time, and Wavetech shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Assumed Options remain outstanding. With respect to any Company employee or director who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the securities of Wavetech beneficially owned by such person, Wavetech shall administer the Assumed Options in a manner that complies with the disinterested administration requirements of Rule 16b-3 promulgated by the SEC under the Exchange Act. At or prior to the Effective Time, Wavetech will reserve a sufficient number of shares of Wavetech Common Stock for issuance upon exercise of the Assumed Options.

          1.13 WARRANTS. At the Effective Time, each warrant to purchase shares of Company Common Stock that is then outstanding (the "Company Warrants") shall be assumed by Wavetech in accordance with the terms (as in effect on the date hereof) of the agreement or instrument by which such Company Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Company Warrants shall thereupon be converted, subject to the provisions hereof, into rights with respect to Wavetech Common Stock. From and after the Effective Time, (i) each Company Warrant assumed by Wavetech (collectively, the "Assumed Warrants") may be exercised solely for shares of Wavetech Common Stock, (ii) the number of shares of Wavetech Common Stock subject to each such Assumed Warrant shall be equal to the number of shares of Wavetech Common Stock which the holder of such Assumed Warrant would have received pursuant to Section 1.6 in exchange for the shares of Company Common Stock subject to such Assumed Warrant if such Assumed Warrant had been exercised immediately prior to the Effective Time,
(iii) the per share exercise price for the Wavetech Common Stock issuable upon exercise of each such Assumed Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Assumed Warrant, as in effect immediately prior to the Effective Time, by a fraction the numerator of which is the number of shares of Wavetech Common Stock subject to such Assumed Warrant immediately after the Effective Time and the denominator of which is the number of shares of Company Common Stock subject to such Assumed Warrant immediately prior to the Effective Time, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such Assumed Warrant shall continue in full force and effect and the term, exercisability, limitations, and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each such Assumed Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Wavetech after the Effective Time. The Company and Wavetech shall take all action that may be necessary (under the agreements and instruments evidencing the Assumed Warrants and otherwise) to effectuate the provisions of this Section 1.13.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF WAVETECH

     Wavetech hereby represents and warrants to the Company that, except as otherwise disclosed in Wavetech's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1997 ("Wavetech's Latest 10-KSB") or Wavetech's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1998 ("Wavetech's Latest 10-QSB"):

     2.1 ORGANIZATION AND QUALIFICATION. Wavetech is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or my become a party or by which it is or its assets are or may become bound. The copies of Wavetech's Articles of Incorporation and Bylaws, which have been furnished or made available by Wavetech to the Company prior to the date of this Agreement, reflect all amendments made thereto through the date hereof and are correct and complete in all material respects. Wavetech is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified and which the failure to be so qualified would have a material adverse effect on the financial condition and operations of Wavetech, taken as a whole.

     2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Wavetech has the requisite corporate and other power and authority to enter into and perform this Agreement and to carry out its obligations hereunder (it being understood that Wavetech's obligations hereunder to effect the Merger is subject to the approval of its shareholders as set forth in this Agreement). The execution and delivery of this Agreement by Wavetech and the consummation by Wavetech of the transactions contemplated hereby have been duly authorized by the Board of Directors of Wavetech and, except for the approval of Wavetech's shareholders, no other corporate proceedings on the part of Wavetech are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Wavetech and constitutes a valid and binding obligation of Wavetech, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Except as set forth in the Wavetech Disclosure Letter attached hereto as SCHEDULE A, Wavetech is not subject to, or obligated under, any provision of (a) its Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to compliance with any of the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its Subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, and Wavetech has not taken any action that is inconsistent in any material respect with any resolution adopted by Wavetech, its board of directors or any committee thereof. The books of account, stock records, minute books and other records of Wavetech are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices. Other than in connection with or in compliance with the provisions of the Nevada Law, the Securities Act and the Exchange Act, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Wavetech for the consummation by each of the transactions contemplated by this Agreement.

     2.3  CAPITALIZATION.

          (a) The authorized equity capitalization of Wavetech consists of 50,000,000 shares of Wavetech Common Stock, 17,151,137 shares of which are issued and outstanding as of the date hereof (2,858,523 of which will be issued and outstanding after giving effect to the Reverse Stock Split), and 10,000,000 shares of preferred stock, 600 shares of which have been designated as Series A Convertible Preferred Stock, $.001 par value ("Wavetech Preferred Stock"), and are issued and outstanding. All of the issued and outstanding shares of Wavetech Common Stock and Wavetech Preferred Stock are validly issued, fully paid and nonassessable. Wavetech's capital structure as of the date hereof is disclosed to the Company under the caption "Capitalization" in the Wavetech Disclosure Letter.

          (b) As of the date of this Agreement, Wavetech has reserved 3,700,231 shares of Wavetech Common Stock for issuance under its 1997 Amended and Restated Stock Incentive Plan, of which vested and unvested options to purchase 2,550,000 shares are outstanding as of the date of this Agreement. The Wavetech Disclosure Letter, under the caption "Wavetech Options," accurately sets forth, with respect to each Wavetech Option that is outstanding as of the date of this
Agreement: (i) the name of the holder of such Wavetech Option; (ii) the total number of shares of Wavetech Common Stock that are subject to such Wavetech Option and the number of shares of Wavetech Common Stock with respect to which such Wavetech Option is immediately exercisable; (iii) the date on which such Wavetech Option was granted and the term of such Wavetech Option; (iv) the vesting schedule for such Wavetech Option; (v) the exercise price per share of Wavetech Common Stock purchasable under such Wavetech Option; and (vi) whether such Wavetech Option has been designated an "incentive stock option" as defined in Section 422 of the Code. The Wavetech Disclosure Letter, under the caption "Wavetech Warrants," accurately sets forth, with respect to each Wavetech Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Wavetech Warrant; (ii) the total number of shares of Wavetech Common Stock that are subject to such Wavetech Warrant; (iii) the date on which such Wavetech Warrant was granted and the expiration date of such Wavetech Warrant; (iv) the exercise price per share of Wavetech Common Stock subject to such Wavetech Warrant; and (v) a description of any registration or other rights granted to the holder of such Wavetech Warrant.

          (c) Except as specifically referred to in Sections 2.3(a) and (b) above, or as set forth in the Wavetech Disclosure Letter, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Wavetech; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Wavetech; (iii) contract or agreement under which Wavetech is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of Wavetech.

          (d) All outstanding shares of Wavetech Common Stock and all outstanding Wavetech Options and Wavetech Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

          (e) Except as set forth in the Wavetech Disclosure Letter under the caption "Acquisition of Shares," Wavetech has never repurchased, redeemed or otherwise reacquired shares of capital stock or other securities of Wavetech. All securities so reacquired by Wavetech were reacquired in compliance with (i) the applicable provisions of the Nevada Law and all other applicable laws and regulations, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable contracts and agreements.

          (f) Except as set forth in the Wavetech Disclosure Letter under the caption "Registration Rights," the Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by Wavetech.

          (g) Except as set forth in the Wavetech Disclosure Letter under the caption "Agreements Relating to Wavetech Common Stock," Wavetech is not a party to or obligated under any agreement, arrangement or understanding, contingent or otherwise, (i) involving the repurchase or redemption of any amount of Wavetech Common Stock, (ii) requiring Wavetech to issue any amount of Wavetech Common Stock to any person at any time, or (iii) contemplating the issuance at any time of shares of Wavetech Common Stock or other consideration to any person as a guarantee by Wavetech of a minimum market price for Wavetech Common Stock.

          (h) Except as set forth in the Wavetech Disclosure Letter under the caption "Derivative Securities Not Effected by the Reverse Stock Split", all options, warrants, preferred stock and other rights to acquire shares of Wavetech Common Stock shall, immediately following effectuation of the Reverse Stock Split, represent an option, warrant, preferred stock or other right to acquire one-sixth the number of shares of Wavetech Common Stock covered immediately prior to the Reverse Stock Split (except as may be adjusted for fractional shares).

     2.4 SEC FILINGS. Wavetech has heretofore delivered or made available to the Company copies of Wavetech's (a) Latest 10-KSB, (b) Latest 10-QSB, and (c) all other reports, registrations statements and other documents filed by Wavetech with the SEC since January 1, 1995, in each case as filed with the SEC (collectively, the "Wavetech SEC Filings"), and Wavetech has heretofore made available to the Company all other reports, registration statements and other documents filed by Wavetech with the SEC under the Exchange Act or the Securities Act since Wavetech's inception. Except as set forth in the Wavetech Disclosure Letter, since January 1, 1995, Wavetech has timely filed all reports, registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC, and all such reports, registration statements and other documents complied as to form with the requirements of the Securities Act or the Exchange Act, as the case may be. As of their respective dates, the reports, statements and other documents referred to in the immediately preceding sentence did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.5 FINANCIAL STATEMENTS. The audited financial statements and unaudited interim financial statements of Wavetech and its Subsidiaries included (or incorporated by reference) in the Wavetech SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of Wavetech and its Subsidiaries as of the dates thereof and the consolidated results of their operations and the changes in their consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

     2.6  SUBSIDIARIES.

          (a) Except as set forth under the caption "Subsidiaries" in the Wavetech Disclosure Letter, Wavetech does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and Wavetech has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity. Except as set forth under the caption "Subsidiaries" in the Wavetech Disclosure Letter, Wavetech owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, charges and encumbrances, and there are no subscription rights, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any such shares of capital stock. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate and other power and authority (including all authorizations, licenses and permits) necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the charter documents and bylaws of each Subsidiary which have been furnished by Wavetech to the Company prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. Each Subsidiary is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or its ownership of property requires it to be qualified.

          (b) For purposes of this Article II, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are, at the time of determination, owned by Wavetech directly or through another Subsidiary.

     2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Wavetech nor any Subsidiary has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except (a) obligations under contracts or commitments described in the Wavetech Disclosure Letter under the caption "Contracts," or under contracts and commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof), (b) liabilities reflected on the balance sheet included in Wavetech's Latest 10-QSB, (c) liabilities which have arisen after the date of the balance sheet included in Wavetech's Latest 10-QSB in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (d) liabilities otherwise disclosed in the Wavetech Disclosure Letter.

     2.8 NO MATERIAL ADVERSE CHANGES. Except as set forth under the caption "Adverse Changes" in the Disclosure Letter, since May 31, 1998, there has been no material adverse change, and no event has occurred that will or that would be reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of Wavetech and its Subsidiaries, taken as a whole. Each of the parties to this Agreement hereby acknowledge and agree that the de-listing of Wavetech Common Stock by the Nasdaq SmallCap Market shall not constitute a Material Adverse Change for purposes of this Agreement.

     2.9 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth under the caption "Developments" in the Wavetech Disclosure Letter, since May 31, 1998, Wavetech has not and, since the date of acquisition by Wavetech, each Subsidiary has not:

          (a) redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared, accrued, set aside or paid any dividends or distributions with respect to any shares of its capital stock;

          (b) other than upon the exercise of outstanding warrants or options, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or its bonds or other securities; PROVIDED, HOWEVER, that the Company acknowledges and agrees that the issuance of the Wavetech Warrants and the underlying Warrant Shares as contemplated by Section 1.6(c) shall not constitute a breach of this paragraph (b);

          (c) borrowed any amount or incurred, guaranteed or become subject to any material liability, except current liabilities incurred in the ordinary course of business;

          (d) discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

          (e) mortgaged, pledged or subjected to, or otherwise permitted to become subject to, any lien, charge or other encumbrance, any of the assets of

Wavetech or any Subsidiary with a fair market value in excess of $50,000, except liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of Wavetech or any Subsidiary) any tangible assets, except for fair value in the ordinary course of business, or canceled any debts or claims;

          (g) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of Wavetech or any Subsidiary) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except for fair value in the ordinary course of business, or disclosed any proprietary confidential information to any person other than the Company or such persons who have agreed to maintain the confidentiality of such information;

          (h) suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 2.21);

          (j) suffered any material theft, damage, destruction or loss of or to, or any material interruption in the use of, any property or properties owned or used by it, whether or not covered by insurance;

          (k) made or granted any bonus or any wage, salary or compensation increase, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, with respect to any director, officer or consultant of Wavetech or, except in the ordinary course of Wavetech's business and consistent with Wavetech's historical compensation practices, any other employee or group of employees;

          (l) amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its Stock Plan or (ii) any provision of any agreement evidencing any outstanding Wavetech Option or Wavetech Warrant;

          (m) made any capital expenditures or commitments therefor (other than any such expenditures or commitments made in the ordinary course of business for leasehold improvements at, or the furnishing or equipping of, the facilities operated by Wavetech as of the date of this Agreement) that aggregate in excess of $60,000;

          (n) made any loans or advances to, or guarantees for the benefit of, any persons that aggregate in excess of $50,000;

          (o) effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that nothing shall prohibit Wavetech from effecting the Reserve Stock Split as contemplated by Section 1.5 hereof;

          (p) formed any subsidiary or acquired any equity interest or other interest in any other entity;

          (q) written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness in excess of a total of $50,000;

          (r) changed any of its methods of accounting or accounting practices in any material respect;

          (s)  made any tax election;

          (t)  commenced or settled any legal proceeding;

          (u) waived or agreed to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting Wavetech or any Subsidiary;

          (v) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; or

          (w) made charitable contributions or pledges which in the aggregate exceed $10,000.

     2.10 TITLE TO PROPERTIES.

          (a) Wavetech or one of the Subsidiaries owns good and marketable title to each the tangible properties and tangible assets reflected on the balance sheet included in Company's Latest 10-QSB or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens set forth under the caption "Real Estate" in the Wavetech Disclosure Letter, (C) the equipment and properties subject to the leases set forth under the caption "Leases" in the Wavetech Disclosure Letter, (D) liens securing indebtedness of Wavetech under existing bank credit facilities disclosed in the Wavetech SEC Filings and (E) assets disposed of since the date of the balance sheet included in Wavetech's Latest 10-QSB in the ordinary course of business consistent with past practices.

          (b) (i) the real estate described under the caption "Real Estate" in the Wavetech Disclosure Letter and the demised leases described under the caption "Leases" in the Wavetech Disclosure Letter constitutes all of the real estate used or occupied by the Company and the Subsidiaries (the "Real Estate") and (ii) the Real Estate has access, sufficient for the conduct of Wavetech's and the Subsidiaries' businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of Wavetech and the Subsidiaries.

          (c) The leases described under the caption "Leases" in the Wavetech Disclosure Letter are in full force and effect, and Wavetech or one of the Subsidiaries, as the case may be, has a valid and existing leasehold interest under each such lease for the term set forth therein. Wavetech has delivered to the Company complete and accurate copies of each of the leases described under such caption and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to the Company. Neither Wavetech nor any Subsidiary is in default, and no circumstances exist which could result in such default, under any of such leases; nor, to the best knowledge of Wavetech or any Subsidiary, is any other party to any of such leases in default.

          (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of Wavetech's and the Subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on Wavetech or any Subsidiary and except for ordinary wear and tear), and are usable in the ordinary course of business. Wavetech and the Subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

          (e) Neither Wavetech nor any of the Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including without limitation applicable environmental protection and occupational health and safety laws and regulations, and neither Wavetech nor any Subsidiary has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by Wavetech or any Subsidiary.

     2.11 ACCOUNTS RECEIVABLE. Wavetech's and the Subsidiaries' notes and accounts receivable recorded on the balance sheet included in Wavetech's Latest 10-QSB and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in Wavetech's Latest 10-QSB) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

     2.12 INVENTORIES. Except as set forth under the caption "Inventory" in the Disclosure Letter, the inventories of Wavetech and the Subsidiaries recorded on the balance sheet included in Wavetech's Latest 10-QSB, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, is not slow-moving as determined in accordance with past practices, obsolete or damaged, is merchantable and fit for its particular use, and is not defective.

     2.13 TAX MATTERS. Except as set forth under the caption "Tax Matters" in the Wavetech Disclosure Letter,

          (a) Wavetech and the Subsidiaries have timely filed all returns that are required to be filed by them with respect to any taxes, and all such returns have been accurately and completely prepared in compliance with all applicable legal requirements and are true, correct, and complete; all taxes due and payable by Wavetech and the Subsidiaries have been paid; Wavetech's and the Subsidiaries' provisions for taxes on the balance sheet included in Wavetech's Latest 10-KSB are sufficient for all accrued and unpaid taxes as of the date of such balance sheet; Wavetech and the Subsidiaries have paid all taxes due and payable by them or which they are obligated to withhold from amounts owing to any employee, creditor, or third party; neither Wavetech nor any Subsidiary has waived any statute of limitations in respect of taxes relating to any of their businesses or agreed to any extension of time with respect to a tax assessment or deficiency relating to any of their businesses; the assessment of any additional taxes relating to their businesses for periods for which returns have been filed is not expected, and no audit of Wavetech or any Subsidiary is ongoing, threatened, or anticipated; and there are no unresolved questions or claims concerning the tax liability of Wavetech or any Subsidiary;

          (b) All material elections with respect to taxes of Wavetech and any Subsidiary are set forth in the "Tax Matters" section of the Wavetech Disclosure Letter; neither Wavetech nor any Subsidiary (i) has consented at any time under
Section 341(f) of the Code to have the provisions of Section 341(f) apply to any disposition of assets of Wavetech or any Subsidiary, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of Wavetech or any Subsidiary for taxes, (iii) has made an election, or is required, to treat any asset of Wavetech or any Subsidiary as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, or (iv) has made any of the foregoing elections or consents or is required to apply any of the foregoing rules under any comparable state, county, local, or foreign tax provision.

          (c) Neither Wavetech nor any Subsidiary is or has ever been an includible corporation in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which Wavetech is the common Wavetech corporation;

          (d) Neither Wavetech nor any Subsidiary is now or has ever been a party to any tax-sharing agreements or similar arrangements;

          (e) Neither Wavetech nor any Subsidiary has made or become obligated to make, or will, as a result of any event connected with the Merger contemplated herein, make or become obligated to make, any "excess parachute payment," as defined in Section 280G of the Code (without regard to subsection
(b)(4) thereof);

          (f) There are no liens for taxes (other than for current taxes that are not yet due and payable or are being contested in good faith) upon the assets of Wavetech or any Subsidiary;

          (g) All joint ventures, partnerships, or other arrangements or contracts to which Wavetech or any Subsidiary is a party and that could be treated as a partnership for federal income tax purposes are set forth under the caption "Tax Matters" in the Wavetech Disclosure Letter;

          (h) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions or outstanding intercompany items related to intercompany transactions (as each such term is defined in Treas. Reg. Section 1.1502-13, as such regulation is or was applicable to Wavetech and the Subsidiaries in each relevant taxable period) between Wavetech and any Subsidiary or between any Subsidiaries; and

          (i) There exists no excess loss account (as such item is defined in Treas. Reg. Section 1.1502-19) with respect to the capital stock of Wavetech or any Subsidiary.

For purposes of this Agreement, the terms "tax" and "taxes" shall include income, gross receipts, excise, real and personal property, sales, franchise, employment, and other taxes imposed by any federal, foreign, state, county, municipal, local, or other governmental agency, including interest and penalties relating to taxes and assessments in the nature of taxes.

     2.14 CONTRACTS AND COMMITMENTS.

          (a) Except as set forth under the caption "Contracts" in the Wavetech Disclosure Letter, neither Wavetech nor any Subsidiary is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) hospitalization insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or relative to severance pay for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $100,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of Wavetech or any Subsidiary; (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for an annual rental in excess of $100,000; (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $50,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $50,000; (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, either not terminable by it on 30 days' or less notice without penalty or involving more than $50,000; (xi) contract which prohibits either Wavetech or any Subsidiary from freely engaging in business anywhere in the world; (xii) contract relating to the distribution of Wavetech's or any Subsidiary's products; (xiii) franchise agreement; (xiv) contract, agreement or understanding with any shareholder who beneficially owns 5% or more of Wavetech Common Stock or with any officer, director or employee (other than for employment on customary terms); (xv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Wavetech or any Subsidiary in connection with the proprietary rights listed under the caption "Proprietary Rights" in the Wavetech Disclosure Letter; or (xvi) other agreement material to Wavetec s or any Subsidiary's business or not entered into in the ordinary course of business.

          (b) Except as specifically disclosed under the caption "Contracts" in the Wavetech Disclosure Letter, (i) no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party;
(ii) since the date of the balance sheet included in Wavetech's Latest 10-QSB, no customer or supplier has indicated that it will stop or decrease the rate of business done with Wavetech or any Subsidiary, except for changes in the ordinary course of Wavetech' and the Subsidiaries' businesses; (iii) Wavetech and the Subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed under such caption and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; (iv) neither Wavetech nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment or commitment set forth under such caption; and (v) neither Wavetech nor any Subsidiary has any knowledge of any breach or anticipated breach by any other party to any contract or commitment set forth under such caption.

          (c) Prior to the date of this Agreement, Wavetech has made available to the Company a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the Wavetech Disclosure Letter, together with all amendments, waivers or other changes thereto.

     2.15 PROPRIETARY RIGHTS. Except as set forth under the caption "Proprietary Rights" in the Wavetech Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by Wavetech or any Subsidiary or necessary to the conduct of Wavetech's or any Subsidiary's businesses as now conducted. Wavetech or a Subsidiary owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption. The Wavetech Disclosure Letter describes under such caption all proprietary rights that have been licensed to third parties and all proprietary rights which are licensed from third parties by Wavetech or any Subsidiary. Wavetech and the Subsidiaries have taken all necessary action to protect the proprietary rights set forth under such caption. Neither Wavetech nor any Subsidiary has received any notice of, nor is it aware of any facts which indicate a likelihood of, any infringement, misappropriation, or conflict from any third party with respect to the proprietary rights which are listed under such caption; neither Wavetech nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur in the continued operation of Wavetech or any Subsidiary; and no claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or to the best knowledge of Wavetech or any Subsidiary is threatened.

     2.16 LITIGATION. Except as set forth under the caption "Litigation" in the Wavetech Disclosure Letter, there are no actions, suits, claims, proceedings, orders or investigations pending or threatened against Wavetech or any Subsidiary or otherwise affecting any of their respective properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of Wavetech and there is no basis known to Wavetech or any Subsidiary for any of the foregoing. There is no order, writ, injunction, judgment or decree:

          (a) to which Wavetech or any Subsidiary or any of the assets owned or used by Wavetech or any Subsidiary is subject, or

          (b) to which any officer or employee of Wavetech or any Subsidiary is subject that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Wavetech's or any Subsidiary's business. Except as set forth under such caption, neither Wavetech nor any Subsidiary has received any opinion or legal advice to the effect that Wavetech or any Subsidiary is exposed from a legal standpoint to any liability or disadvantage which may be material to it or its prospects.

     2.17 BROKERAGE. Except as set forth under the caption "Brokerage Agreements," there are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Wavetech or any Subsidiary. In addition, Wavetech currently intends, however, to enter into an agreement or arrangement with a qualified investment banking or financial advisory firm regarding the study of and the rendering of an opinion with respect to the fairness of the Merger.

     2.18 EMPLOYMENT MATTERS. To the best knowledge of Wavetech and the Subsidiaries, (i) no key executive employee of Wavetech or any Subsidiary, and no group of Wavetech's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) Wavetech and the Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) Wavetech and the Subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

     2.19 EMPLOYEE BENEFIT PLANS. With respect to the employee benefits provided to employees and former employees of Wavetech and the Subsidiaries:

          (a) Wavetech and the Subsidiaries currently maintain only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed under the caption "Employee Benefits" in the Disclosure Letter.

          (b) Wavetech and the Subsidiaries currently maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed under the caption "Employee Benefits" in the Wavetech Disclosure Letter (the "Welfare Plans").

          (c) Wavetech and the Subsidiaries currently maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, incentive compensation, bonus, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, and employment and consulting agreements) as are listed under the caption "Employee Benefits" in the Wavetech Disclosure Letter (the "Compensation Programs").

          (d) Wavetech and the Subsidiaries do not contribute, and have not contributed within the last five years, to any multiemployer plan, as defined by
Section 3(37) of ERISA.

          (e) Each Pension Plan and Welfare Plan is in compliance with ERISA; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and to Wavetech's best knowledge nothing has occurred between the date of the last such determination and the Closing Date to cause the Internal Revenue Service to revoke such determination).

          (f) Any Pension Plan or any Welfare Plan designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B of the Code, satisfies such section.

          (g)  No  accumulated  funding   deficiency,   as  defined  in  Section
302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

          (h) All amounts required to be paid by Wavetech and or any Subsidiary with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

          (i) None of the Pension Plans or Wavetech or any party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

          (j) Except as disclosed under the caption "Employee Benefits" in the Wavetech Disclosure Letter, no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of Wavetech or a Subsidiary, or (v) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

          (k) No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for Wavetech or any Subsidiary.

          (l) No liability has been, or is expected by Wavetech or any Subsidiary to be, incurred by Wavetech or a Subsidiary under Section 4062 of ERISA with respect to any Pension Plan.

          (m) No reportable event within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan.

          (n) Wavetech has furnished the Company with correct and complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, financial statements relating thereto and participant listings.

     2.20 INSURANCE. The Wavetech Disclosure Letter, under the caption "Insurance," lists and briefly describes (including name of insurer, agent, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of Wavetech or any of the Subsidiaries with respect to its properties and assets and describes any material claims made thereunder. All of such insurance policies are in full force and effect and neither Wavetech nor any Subsidiary is in default with respect to its obligations under any of such insurance policies. Except as set forth in the Wavetech Disclosure Letter under the caption "Insurance," Wavetech is the sole beneficiary of each such policy. The insurance coverage of Wavetech and the Subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. Wavetech has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of premiums payable with respect to any insurance policy.

     2.21 AFFILIATE TRANSACTIONS. Except as set forth under the caption "Affiliate Transactions" in the Wavetech Disclosure Letter, no officer or director of Wavetech or any Subsidiary or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any agreement with Wavetech or any Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Wavetech or any Subsidiary, (b) has been indebted to Wavetech in amounts in excess of $10,000 in the aggregate at any time, (c) has at any time competed, directly or indirectly, with Wavetech, or (d) has any claim or right against Wavetech (other than rights under Wavetech Options and rights to receive compensation for services performed as an employee of Wavetech). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, Wavetech's, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

     2.22 SUPPLIERS. The Wavetech Disclosure Letter, under the caption "Suppliers," lists the 10 largest suppliers of Wavetech and the Subsidiaries (on a consolidated basis) for the fiscal year ended August 31, 1998, and sets forth opposite the name of each such supplier the total amount of purchases from such supplier by Wavetech and the Subsidiaries during such period.

     2.23 OFFICERS AND DIRECTORS; BANK ACCOUNTS. The Wavetech Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of Wavetech and the Subsidiaries and, under the caption "Bank Accounts," lists all of Wavetech's and the Subsidiaries' accounts at any bank or other financial institution (designating each authorized signer).

     2.24 COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. Wavetech, each of the Subsidiaries and their respective officers, directors, agents and employees have complied in all respects, and currently are in compliance in all respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of Wavetech and the Subsidiaries and to which Wavetech or any of the Subsidiaries may be subject, and no claims have been filed against Wavetech or any of the Subsidiaries alleging a violation of any such law or regulation, except as set forth in the Wavetech Disclosure Letter under the caption "Compliance." Neither Wavetech nor any Subsidiary has given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value, gifts and prizes awarded pursuant to promotional programs approved by Wavetech's management and non-extraordinary entertainment expenditures) to any actual or potential customer, supplier, foreign or domestic governmental employee or any other person in a position to assist or hinder
Wavetech or any of the Subsidiaries in connection with any actual or proposed transaction. Wavetech and the Subsidiaries hold all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Without limiting the generality of the foregoing, neither Wavetech nor any Subsidiary has violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970 or any other state or federal acts or laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment.

     2.25 DISCLOSURE.

          (a) Neither this Agreement nor any other agreement or instrument executed in connection with the transactions contemplated hereby nor any of the attachments or exhibits hereto nor the Wavetech Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Wavetech of which any officer or director of Wavetech or any Subsidiary is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of Wavetech and the Subsidiaries, taken as a whole.

          (b) None of the information supplied or to be supplied by Wavetech for inclusion or incorporation by reference in the Form S-4 and the Joint Prospectus/Proxy Statement will, at the time the S-4 is declared effective, at the date the Joint Prospectus/Proxy Statement is mailed to the shareholders of Wavetech or at the time of the Wavetech Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

     2.26 NON-CONTRAVENTION; CONSENTS. Except as set forth under the caption "Consents" in the Wavetech Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of Wavetech's or any Subsidiary's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by Wavetech's or any Subsidiary's shareholders, Wavetech's or any Subsidiary's board of directors or any committee of such board of directors;

          (b) contravene, conflict with or result in a violation of, or give any governmental authority or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order, writ, injunction, judgment or decree to which Wavetech or any Subsidiary, or any of the assets owned or used by Wavetech or any Subsidiary, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental permit or authorization that is held by Wavetech or any Subsidiary or that otherwise relates to Wavetech's business or to any of the assets owned or used by Wavetech or any Subsidiary;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract or agreement to which Wavetech or any Subsidiary is a party, or give any person or entity the right to (i) declare a default or exercise any remedy under any such contract or agreement, (ii) accelerate the maturity or performance of any such contract or agreement, or (iii) cancel, terminate or modify any such contract or agreement; or

          (e) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by Wavetech or any Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Wavetech).

Except as set forth under the caption "Consents" in the Wavetech Disclosure Letter, Wavetech is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.27 STOCKHOLDER VOTE REQUIRED. To the extent the Wavetech Common Stock is listed on the Nasdaq SmallCap Market, the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Wavetech Common Stock (voting as a class) are the only votes of the holders of any class or series of Wavetech's capital stock necessary to approve this Agreement and the Merger under the rules of the Nasdaq SmallCap Market. In addition, to the extent the Nevada Revised Statutes requires the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of the Wavetech Common Stock (voting as a class), are the only votes of the holders of any class or series of Wavetech's Capital Stock necessary to approve the Merger.

     2.28 BOARD APPROVAL. The board of directors of Wavetech has (i) approved the Merger and the execution of this Agreement, (ii) determined that the Merger is in the best interests of the shareholders of Wavetech and is on terms that are fair to such shareholders, and (iii) recommended that holders of Wavetech Common Stock vote in favor of this Agreement and the Merger, to the extent such shareholder approval is required under applicable law or under the rules of the Nasdaq SmallCap Market.

     2.29 OPINION OF FINANCIAL ADVISOR. Promptly following the execution of this Agreement, Wavetech intends to seek an opinion of its financial advisor that, from a financial point of view, the consideration to be offered to the shareholders of Wavetech in the Merger contemplated hereby is fair to Wavetech.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Wavetech that, except as otherwise disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 (the "Company's Latest 10-K") or the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 (the "Company's Latest 10-Q"):

     3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado, and has the requisite corporate and other power and authority (including all licenses, permits and authorizations) to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted and to perform its obligations under all contracts, instruments, notes or other binding commitments to which it is or m become a party or by which it is or its assets are, or may become, bound. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished by the Company to

Wavetech prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified.

     3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate and other power and authority to enter into and perform this Agreement and to carry out its obligations hereunder (it being understood that the Company's obligations hereunder to effect the Merger is subject to the approval of its shareholders as set forth in Section 3.27). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for the approval of its shareholders as set forth in Section 3.27, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Except as set forth in the DCI Disclosure Letter, neither the Company nor any of its Subsidiaries (as defined in Section 3.6(b)) is subject to, or obligated under, any provision of (a) its Certificate of Incorporation, Articles of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or
(d) subject to compliance with any of the statutes referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its Subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, its board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects and have been maintained in accordance with prudent business practices. Other than in connection with or in compliance with the provisions of the Colorado Law and the Exchange Act, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement.

     3.3  CAPITALIZATION.

          (a) The authorized equity capitalization of the Company consists of 500,000,000 shares of Company Common Stock, 21,677,802 shares of which are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, 3,000 of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. The Company's capital structure as of the date hereof is disclosed to Wavetech under the caption "Capitalization" in the DCI Disclosure Letter.

          (b) The Company has reserved 10,000,000 shares of Company Common Stock for issuance under the Stock Plan, of which vested and unvested options to purchase 4,226,065 shares are outstanding as of the date of this Agreement. The DCI Disclosure Letter, under the caption "Company Options," accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in
Section 422 of the Code. The DCI Disclosure Letter, under the caption "Company Warrants," accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the total number of shares of Company Common Stock that are subject to such Company Warrant; (iii) the date on which such Company Warrant was granted and the expiration date of such Company Warrant; (iv) the exercise price per share of Company Common Stock subject to such Company
Warrant; and (v) a description of any registration or other rights granted to the holder of such Company Warrant.

          (c) Except as specifically referred to in Sections 3.3(a) and (b) above, or as set forth in the DCI Disclosure Letter, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) contract or agreement under which the Company is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (d) All outstanding shares of Company Common Stock and all outstanding Company Options and Company Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

          (e) Except as set forth in the DCI Disclosure Letter under the caption "Acquisition of Shares," the Company has never repurchased, redeemed or otherwise reacquired shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with
(i) the applicable provisions of the Colorado Law and all other applicable laws and regulations, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable contracts and agreements.

          (f) Except as set forth in the DCI Disclosure Letter under the caption "Registration Rights," the Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued, and no person or entity holds any right to participate in new issuances of securities by the Company.

          (g) Except as set forth in the DCI Disclosure Letter under the caption "Agreements Relating to Company Common Stock," the Company is not a party to or obligated under any agreement, arrangement or understanding, contingent or otherwise, (i) involving the repurchase or redemption of any amount of Company Common Stock, (ii) requiring the Company to issue any amount of Company Common Stock to any person at any time, or (iii) contemplating the issuance at any time of shares of Company Common Stock or other consideration to any person as a guarantee by the Company of a minimum market price for Company Common Stock.

     3.4 SEC FILINGS. The Company has heretofore delivered or made available to Wavetech copies of the Company's (a) Latest 10-K, (b) Latest 10-Q, (c) definitive proxy statement relating to the Company's 1998 annual meeting of shareholders held on July 30, 1998, and (e) all other reports, registrations statements and other documents filed by the Company with the SEC since January 1, 1995, in each case as filed with the SEC (collectively, the "Company SEC Filings"), and the Company has heretofore made available to Wavetech all other reports, registration statements and other documents filed by the Company with the SEC under the Exchange Act or the Securities Act since the Company's inception. Except as set forth in the Disclosure Letter, since January 1, 1995, the Company has timely filed all reports, registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC, and all such reports, registration statements and other documents complied as to form with the requirements of the Securities Act or the Exchange Act, as the case may be. As of their respective dates, the reports, statements and other documents referred to in the immediately preceding sentence did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5 FINANCIAL STATEMENTS. The audited financial statements and unaudited interim financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are accurate and complete in all material respects and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and the changes in their consolidated financial position for the periods then ended, in the case of the unaudited interim financial statements subject to year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude. Such unaudited interim financial statements reflect all adjustments necessary to present a fair statement of the results for the interim periods presented.

     3.6  SUBSIDIARIES.

          (a) Except as set forth under the caption "Subsidiaries" in the Disclosure Letter, the Company does not own, beneficially or otherwise, any stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and the Company has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity. Except as set forth under the caption "Subsidiaries" in the DCI Disclosure Letter, the Company owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, charges and encumbrances, and there are no subscription rights, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of any Subsidiary or any securities or obligations of any kind convertible into or exchangeable for any such shares of capital stock. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate and other power and authority (including all authorizations, licenses and permits) necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the charter documents and bylaws of each Subsidiary which have been furnished by the Company to Wavetech prior to the date of this Agreement reflect all amendments made thereto through the date hereof and are correct and complete. Each Subsidiary is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or its ownership of property requires it to be qualified.

          (b) For purposes of this Agreement, the term "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are, at the time of determination, owned by the Company directly or through another Subsidiary.

     3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Subsidiary has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except (a) obligations under contracts or commitments described in the DCI
Disclosure Letter under the caption "Contracts," or under contracts and commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof), (b) liabilities reflected on the balance sheet included in the Company's Latest 10-Q, (c) liabilities which have arisen after the date of the balance sheet included in the Company's Latest 10-Q in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (d) liabilities otherwise disclosed in the DCI Disclosure Letter.

     3.8 NO MATERIAL ADVERSE CHANGES. Except as set forth under the caption "Adverse Changes" in the DCI Disclosure Letter, since June 30, 1998, there has been no Material Adverse Change, and no event has occurred that will or that would reasonably be expected to result in a material adverse change, in the consolidated assets, financial condition, operating results, customer, employee, supplier or franchise relations, business condition or prospects, or financing arrangements of the Company and its Subsidiaries, taken as a whole.

     3.9 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth under the caption "Developments" in the Disclosure Letter, since June 30, 1998, the Company has not and, since the date of acquisition by the Company, each Subsidiary has not:

          (a) redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared, accrued, set aside or paid any dividends or distributions with respect to any shares of its capital stock;

          (b) other than upon the exercise of outstanding warrants or options, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or its bonds or other securities;

          (c) borrowed any amount or incurred, guaranteed or become subject to any material liability, except current liabilities incurred in the ordinary course of business;

          (d) discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

          (e) mortgaged, pledged or subjected to, or otherwise permitted to become subject to, any lien, charge or other encumbrance, any of the assets of the Company or any Subsidiary with a fair market value in excess of $500,000, except liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any tangible assets, except for fair value in the ordinary course of business, or canceled any debts or claims;

          (g) sold, assigned or transferred (including without limitation transfers to any employees, shareholders or affiliates of the Company or any Subsidiary) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except for fair value in the ordinary course of business, or disclosed any proprietary confidential information to any person other than Wavetech or such persons who have agreed to maintain the confidentiality of such information;

          (h) suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (i) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.21);

          (j) suffered any material theft, damage, destruction or loss of or to, or any material interruption in the use of, any property or properties owned or used by it, whether or not covered by insurance;

          (k) made or granted any bonus or any wage, salary or compensation increase, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, with respect to any director, officer or consultant of the Company or, except in the ordinary course of the Company's business and consistent with the Company's historical compensation practices, any other employee or group of employees;

          (l) amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its Stock Plan or (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant;

          (m) made any capital expenditures or commitments therefor (other than any such expenditures or commitments made in the ordinary course of business for leasehold improvements at, or the furnishing or equipping of, the facilities operated by the Company as of the date of this Agreement) that aggregate in excess of $600,000;

          (n) made any loans or advances to, or guarantees for the benefit of, any persons that aggregate in excess of $500,000;

          (o)  effected  or  been  a  party  to  any  acquisition   transaction,
recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (p) formed any subsidiary or acquired any equity interest or other interest in any other entity;

          (q) written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness which in the aggregate exceed $500,000;

          (r) changed any of its methods of accounting or accounting practices in any material respect;

          (s)  made any tax election;

          (t)  commenced or settled any legal proceeding;

          (u) waived or agreed to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting the Company or any Subsidiary;

          (v) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; or

          (w) made charitable contributions or pledges which in the aggregate exceed $100,000.

     3.10 TITLE TO PROPERTIES.

          (a) The Company or one of the Subsidiaries owns good and marketable title to each the tangible properties and tangible assets reflected on the balance sheet included in the Company's Latest 10-Q or acquired since the date thereof, free and clear of all liens and encumbrances, except for (A) liens for current taxes not yet due and payable, (B) liens set forth under the caption "Real Estate" in the DCI Disclosure Letter, (C) the properties subject to the leases set forth under the caption "Leases" in the DCI Disclosure Letter, (D) liens securing indebtedness of the Company and (E) assets disposed of since the date of the balance sheet included in the Company's Latest 10-Q in the ordinary course of business consistent with past practices.

          (b) (i) the real estate described under the caption "Real Estate" in the DCI Disclosure Letter and the demised leases described under the caption "Leases" in the DCI Disclosure Letter constitutes all of the real estate used or occupied by the Company and the Subsidiaries (the "Real Estate") and (ii) the Real Estate has access, sufficient for the conduct of the Company's and the Subsidiaries' businesses as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operations of the Company and the Subsidiaries.

          (c) The leases described under the caption "Leases" in the DCI Disclosure Letter are in full force and effect, and the Company or one of the Subsidiaries, as the case may be, has a valid and existing leasehold interest under each such lease for the term set forth therein. The Company has delivered to Wavetech complete and accurate copies of each of the leases described under such caption and none of such leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Wavetech. Neither the Company nor any Subsidiary is in default, and no circumstances exist which could result in such default, under any of such leases; nor, to the best knowledge of the Company or any Subsidiary, is any other party to any of such leases in default.

          (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's and the Subsidiaries' businesses are in good condition and repair (except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on the Company or any Subsidiary and except for ordinary wear and tear), and are usable in the ordinary course of business. The Company and the Subsidiaries own, or lease under valid leases which afford peaceful and undisturbed possession of the subject matter of the lease, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses.

          (e) Neither the Company nor any of the Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including without limitation applicable environmental protection and occupational health and safety laws and regulations, and neither the Company nor any Subsidiary has received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by the Company or any Subsidiary.

     3.11 ACCOUNTS RECEIVABLE. The Company's and the Subsidiaries' notes and accounts receivable recorded on the balance sheet included in the Company's Latest 10-Q and those arising since the date thereof are valid receivables (subject to a reasonable allowance for doubtful accounts as set forth in the Company's Latest 10-Q) arising from bona fide transactions entered into in the ordinary course of business and are current and collectible in full in accordance with their terms, subject to no valid counterclaims or setoffs.

     3.12 INVENTORIES. Except as set forth under the caption "Inventory" in the DCI Disclosure Letter, the inventories of the Company and the Subsidiaries recorded on the balance sheet included in the Company's Latest 10-Q, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, is not slow-moving as determined in accordance with past practices, obsolete or damaged, is merchantable and fit for its particular use, and is not defective.

     3.13 TAX MATTERS. Except as set forth under the caption "Tax Matters" in the DCI Disclosure Letter,

          (a) the Company and the Subsidiaries have timely filed all returns that are required to be filed by them with respect to any taxes, and all such returns have been accurately and completely prepared in compliance with all applicable legal requirements and are true, correct, and complete; all taxes due and payable by the Company and the Subsidiaries have been paid; the Company's and the Subsidiaries' provisions for taxes on the balance sheet included in the Company's Latest 10-K are sufficient for all accrued and unpaid taxes as of the date of such balance sheet; the Company and the Subsidiaries have paid all taxes due and payable by them or which they are obligated to withhold from amounts owing to any employee, creditor, or third party; neither the Company nor any Subsidiary has waived any statute of limitations in respect of taxes relating to any of their businesses or agreed to any extension of time with respect to a tax assessment or deficiency relating to any of their businesses; the assessment of any additional taxes relating to their businesses for periods for which returns have been filed is not expected, and no audit of the Company or any Subsidiary is ongoing, threatened, or anticipated; and there are no unresolved questions or claims concerning the tax liability of the Company or any Subsidiary;

          (b) All material elections with respect to taxes of the Company and any Subsidiary are set forth in the "Tax Matters" section of the DCI Disclosure Letter; neither the Company nor any Subsidiary (i) has consented at any time under Section 341(f) of the Code to have the provisions of Section 341(f) apply to any disposition of assets of the Company or any Subsidiary, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or any Subsidiary for taxes, (iii) has made an election, or is required, to treat any asset of the Company or any Subsidiary as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, or (iv) has made any of the foregoing elections or consents or is required to apply any of the foregoing rules under any comparable state, county, local, or foreign tax provision.

          (c) Neither the Company nor any Subsidiary is or has ever been an includible corporation in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which the Company is the common Company corporation;

          (d) Neither the Company nor any Subsidiary is now or has ever been a party to any tax-sharing agreements or similar arrangements;

          (e) Neither the Company nor any Subsidiary has made or become obligated to make, or will, as a result of any event connected with the Merger contemplated herein, make or become obligated to make, any "excess parachute payment," as defined in Section 280G of the Code (without regard to subsection
(b)(4) thereof);

          (f) There are no liens for taxes (other than for current taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company or any Subsidiary;

          (g) All joint ventures, partnerships, or other arrangements or contracts to which the Company or any Subsidiary is a party and that could be treated as a partnership for federal income tax purposes are set forth under the caption "Tax Matters" in the DCI Disclosure Letter;

          (h) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions or outstanding intercompany items related to intercompany transactions (as each such term is defined in Treas. Reg. Section 1.1502-13, as such regulation is or was applicable to the Company and the Subsidiaries in each relevant taxable period) between the Company and any Subsidiary or between any Subsidiaries; and

          (i) There exists no excess loss account (as such item is defined in Treas. Reg. Section 1.1502-19) with respect to the capital stock of the Company or any Subsidiary.

For purposes of this Agreement, the terms "tax" and "taxes" shall include income, gross receipts, excise, real and personal property, sales, franchise, employment, and other taxes imposed by any federal, foreign, state, county, municipal, local, or other governmental agency, including interest and penalties relating to taxes and assessments in the nature of taxes.

     3.14 CONTRACTS AND COMMITMENTS.

          (a) Except as set forth under the caption "Contracts" in the DCI Disclosure Letter, neither the Company nor any Subsidiary is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan; (iii) hospitalization insurance or similar plan or practice, whether formal or informal; (iv) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or relative to severance pay for any such person; (v) agreement or indenture relating to the borrowing of money in excess of $1,000,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or any Subsidiary;
(vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection; (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for an annual rental in excess of $100,000; (viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $500,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $500,000; (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, either not terminable by it on 30 days' or less notice without penalty or involving more than $500,000; (xi) contract which prohibits either the Company or any Subsidiary from freely engaging in business anywhere in the world; (xii) contract relating to the distribution of the Company's or any Subsidiary's products; (xiii) franchise agreement; (xiv) contract, agreement or understanding with any shareholder who beneficially owns 5% or more of the Company Common Stock or with any officer, director or employee (other than for employment on customary terms); (xv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company or any Subsidiary in connection with the proprietary rights listed under the caption "Proprietary Rights" in the DCI Disclosure Letter; or (xvi) other agreement material to the Company's or any Subsidiary's business or not entered into in the ordinary course of business.

          (b) Except as specifically disclosed under the caption "Contracts" in the DCI Disclosure Letter, (i) no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party;
(ii) since the date of the balance sheet included in the Company's Latest 10-Q, no customer or supplier has indicated that it will stop or decrease the rate of business done with the Company or any Subsidiary, except for changes in the ordinary course of the Compan s and the Subsidiaries' businesses; (iii) the Company and the Subsidiaries have performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed under such caption and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption;
(iv) neither the Company nor any Subsidiary has any present expectation or intention of not fully performing any obligation pursuant to any contract or commitment or commitment set forth under such caption; and (v) neither the Company nor any Subsidiary has any knowledge of any breach or anticipated breach by any other party to any contract or commitment set forth under such caption.

          (c) Prior to the date of this Agreement, Wavetech has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the DCI Disclosure Letter, together with all amendments, waivers or other changes thereto.

     3.15 PROPRIETARY RIGHTS. Except as set forth under the caption "Proprietary Rights" in the DCI Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by the Company or any Subsidiary or necessary to the conduct of the Company's or any Subsidiary's businesses as now conducted. The Company or a Subsidiary owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption. The DCI Disclosure Letter describes under such caption all proprietary rights which have been licensed to third parties and all proprietary rights which are licensed from third parties by the Company or any Subsidiary. The Company and the Subsidiaries have taken all necessary action to protect the proprietary rights set forth under such caption. Neither the Company nor any Subsidiary has received any notice of, nor is it aware of any facts which indicate a likelihood of, any infringement, misappropriation, or conflict from any third party with respect to the proprietary rights which are listed under such caption; neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur in the continued operation of the Company or any Subsidiary; and no claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or to the best knowledge of the Company or any Subsidiary is threatened.

     3.16 LITIGATION. Except as set forth under the caption "Litigation" in the DCI Disclosure Letter, there are no actions, suits, claims, proceedings, orders or investigations pending or threatened against the Company or any Subsidiary or otherwise affecting any of their respective properties or assets, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other transactions contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or that could reasonably be expected to have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or business prospects of the Company and there is no basis known to the Company or any Subsidiary for any of the foregoing. There is no order, writ, injunction, judgment or decree:

          (a) to which the Company or any Subsidiary or any of the assets owned or used by the Company or any Subsidiary is subject, or

          (b) to which any officer or employee of the Company or any Subsidiary is subject that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's or any Subsidiary's business. Except as set forth under such caption, neither the Company nor any Subsidiary has received any opinion or legal advice to the effect that the Company or any Subsidiary is exposed from a legal standpoint to any liability or disadvantage which may be material to it or its prospects.

     3.17 BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Subsidiary. The Company currently intends, however, to enter into an agreement or arrangement with a qualified investment banking or financial advisory firm regarding the study of and the rendering of an opinion with respect to the fairness of the Merger.

     3.18 EMPLOYMENT MATTERS. To the best knowledge of the Company and the Subsidiaries, (i) no key executive employee of the Company or any Subsidiary, and no group of the Company's or any subsidiary's employees, has any plans to terminate his or its employment, (ii) the Company and the Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and (iii) the Company and the Subsidiaries have no material labor relations problems pending and their labor relations are satisfactory.

     3.19 EMPLOYEE BENEFIT PLANS. With respect to the employee benefits provided to employees and former employees of the Company and the Subsidiaries:

          (a) The Company and the Subsidiaries currently maintain only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed under the caption "Employee Benefits" in the DCI Disclosure Letter.

          (b) The Company and the Subsidiaries currently maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed under the caption "Employee Benefits" in the DCI Disclosure Letter (the "Welfare Plans").

          (c) The Company and the Subsidiaries currently maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, incentive compensation, bonus, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, and employment and consulting agreements) as are listed under the caption "Employee Benefits" in the DCI Disclosure Letter (the "Compensation Programs").

          (d) The Company and the Subsidiaries do not contribute, and have not contributed within the last five years, to any multiemployer plan, as defined by
Section 3(37) of ERISA.

          (e) Each Pension Plan and Welfare Plan is in compliance with ERISA; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and to Company's best knowledge nothing has occurred between the date of the last such determination and the Closing Date to cause the Internal Revenue Service to revoke such determination).

          (f) Any Pension Plan or any Welfare Plan designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B of the Code, satisfies such section.

          (g)  No  accumulated  funding   deficiency,   as  defined  in  Section
302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

          (h) All amounts required to be paid by the Company and or any Subsidiary with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

          (i) None of the Pension Plans or the Company or any party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

          (j) Except as disclosed under the caption "Employee Benefits" in the DCI Disclosure Letter, no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of the Company or a Subsidiary, or (v) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

          (k) No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for the Company or any Subsidiary.

          (l) No liability has been, or is expected by the Company or any Subsidiary to be, incurred by the Company or a Subsidiary under Section 4062 of ERISA with respect to any Pension Plan.

          (m) No reportable event within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan.

          (n) The Company has furnished Wavetech with correct and complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, financial statements relating thereto and participant listings.

     3.20 INSURANCE. The DCI Disclosure Letter, under the caption "Insurance," lists and briefly describes (including name of insurer, agent, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of the Company or any of the Subsidiaries with respect to its properties and assets and describes any material claims made thereunder. All of such insurance policies are in full force and effect and neither the Company nor any Subsidiary is in default with respect to its obligations under any of such insurance policies. Except as set forth in the DCI Disclosure Letter under the caption "Insurance," the Company is the sole beneficiary of each such policy. The insurance coverage of the Company and the Subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of premiums payable with respect to any insurance policy.

     3.21 AFFILIATE TRANSACTIONS. Except as set forth under the caption "Affiliate Transactions" in the DCI Disclosure Letter, no officer or director of the Company or any Subsidiary or any member of the immediate family of any such officer or director, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), (a) has any agreement with the Company or any Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary, (b) has been indebted to the Company in amounts in excess of $10,000 in the aggregate at any time, (c) has at any time competed, directly or indirectly, with the Company, or (d) has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). For purposes of the preceding sentence, the members of the immediate family of an officer or director shall consist of the spouse, Wavetech's, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer or director.

     3.22 SUPPLIERS. The DCI Disclosure Letter, under the caption "Suppliers," lists the 10 largest suppliers of the Company and the Subsidiaries (on a consolidated basis) for the fiscal year ended March 31, 1998, and sets forth opposite the name of each such supplier the total amount of purchases from such supplier by the Company and the Subsidiaries during such period.

     3.23 OFFICERS AND DIRECTORS; BANK ACCOUNTS. The DCI Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of the Company and the Subsidiaries and, under the caption "Bank Accounts," lists all of the Company's and the Subsidiaries' accounts at any bank or other financial institution (designating each authorized signer).

     3.24 COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. The Company, each of the Subsidiaries and their respective officers, directors, agents and employees have complied in all respects, and currently are in compliance in all respects, with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of the Company and the Subsidiaries and to which the Company or any of the Subsidiaries may be subject, and no claims have been filed against the Company or any of the Subsidiaries alleging a violation of any such law or regulation, except as set forth in the DCI Disclosure Letter under the caption "Compliance." Neither the Company nor any Subsidiary has given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value, gifts and prizes awarded pursuant to promotional programs approved by the Company's management and non-extraordinary entertainment expenditures) to any actual or potential customer, supplier, foreign or domestic governmental employee or any other person in a position to assist or hinder the Company or any of the Subsidiaries in connection with any actual or proposed transaction. The Company and the Subsidiaries hold all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of their businesses. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has violated, or received a notice or charge asserting any violation of, the Occupational Safety and Health Act of 1970 or any other state or federal acts or laws (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment.

     3.25 DISCLOSURE.

          (a) Neither this Agreement nor any other agreement or instrument executed in connection with the transactions contemplated hereby nor any of the attachments or exhibits hereto nor the DCI Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Wavetech of which any officer or director of the Company or any Subsidiary is aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company and the Subsidiaries, taken as a whole.

          (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 and the Joint Prospectus/Proxy Statement will, at the time the S-4 is declared effective, at the date the Joint Prospectus/Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they are made) not misleading.

     3.26 NON-CONTRAVENTION; CONSENTS. Except as set forth under the caption "Consents" in the DCI Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's or any Subsidiary's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's or any Subsidiary's shareholders, the Company's or any Subsidiary's board of directors or any committee of such board of directors;

          (b) contravene, conflict with or result in a violation of, or give any governmental authority or other person or entity the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any order, writ, injunction, judgment or decree to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental permit or authorization that is held by the Company or any Subsidiary or that otherwise relates to the Company's business or to any of the assets owned or used by the Company or any Subsidiary;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract or agreement to which the Company or any Subsidiary is a party, or give any person or entity the right to (i) declare a default or exercise any remedy under any such contract or agreement, (ii) accelerate the maturity or performance of any such contract or agreement, or (iii) cancel, terminate or modify any such contract or agreement; or

          (e) result in the imposition or creation of any lien or other encumbrance upon or with respect to any asset owned or used by the Company or any Subsidiary (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth under the caption "Consents" in the DCI Disclosure Letter, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any person or entity in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     3.27 STOCKHOLDER VOTE REQUIRED. The affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Company Common Stock (voting as a class) are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger under Colorado Law.

     3.28 BOARD APPROVAL. The board of directors of the Company has (i) approved the Merger and the execution of this Agreement, (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders, and (iii) recommended that holders of Company Common Stock vote in favor of this Agreement and the Merger.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER


     4.1  CONDUCT OF BUSINESS PENDING THE MERGER.

          (a) COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and its respective Subsidiaries (except to the extent that Wavetech shall otherwise consent in writing, which consent shall not be unreasonably withheld, or as otherwise expressly contemplated or permitted by this Agreement) to carry on its business in the usual, regular, and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with its past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, franchisees, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall promptly notify Wavetech of any event or occurrence not in the ordinary course of business of the Company.

          (b) COVENANTS OF WAVETECH. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Wavetech agrees as to itself and its respective Subsidiaries (except to the extent that the Company shall otherwise consent in writing which consent shall not be unreasonably withheld or otherwise expressly contemplated or permitted by this Agreement), to carry on its business in the usual, regular, and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, to keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, franchisees, distributors, licensers, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Wavetech shall promptly notify the Company of any event or occurrence not in the ordinary course of business of Wavetech.

     4.2 DELIVERY OF DISCLOSURE LETTERS. No later than two (2) calendar weeks from the date of this Agreement, DCI shall deliver the fully completed DCI Disclosure Letter to Wavetech and Wavetech shall deliver the fully completed Wavetech Disclosure Letter to DCI.

     4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the period subsequent to the execution of this Agreement and prior to the Effective Time (the "Pre-Closing Period"), the Company shall promptly notify Wavetech and Wavetech shall promptly notify the Company in writing of:

               (i) the discovery by either of the parties hereto of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Wavetech in Article II or by the Company in Article III in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by such party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of such party; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Sections 6.1, 6.2 or 6.3 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(a) requires any change in either the Wavetech Disclosure Letter or the DCI Disclosure Letter, as the case may be or if any such event, condition, fact or circumstance would require such a change assuming the Wavetech Disclosure Letter or the DCI Disclosure Letter were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company or Wavetech, as the case may be, shall promptly deliver to the other party an update in writing to the Disclosure Letter specifying such change and disclosing all material facts related thereto. No such update shall be deemed to supplement or amend the respective Disclosure Letter for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Sections 6.1, 6.2 or 6.3 has been satisfied.

     4.4  SHAREHOLDER APPROVAL.

          (a) The Company will call a meeting of its shareholders (the "Company Shareholders' Meeting"), to be held after the Form S-4 shall have been declared effective by the SEC, to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's shareholders. Subject to the fiduciary obligations of the Company's directors, the Form S-4 will include a statement to the effect that the Company's board of directors has recommended that the Company's shareholders vote in favor of the Merger. The Company Shareholders' Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. The Company shall, if and to the extent requested by Wavetech, subject to the fiduciary obligations of the directors of the Company as advised by counsel, use its best efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval and shall take all other action necessary or, in the opinion of Wavetech, helpful to secure a vote of shareholders in favor of the Merger. At the Company Shareholders' Meeting, the Company shall cause to be voted all shares of Company Common Stock with respect to which proxies in the form distributed by the Company shall have been given in favor of the Merger.

          (b) To the extent required by applicable Nevada law or the rules of the Nasdaq SmallCap Market (if such rules are applicable), Wavetech will call a meeting of its shareholders (the "Wavetech Shareholders' Meeting"), to be held after the Form S-4 shall have been declared effective by the SEC, to submit this Agreement, the Merger, the issuance of Wavetech Common Stock pursuant to the Merger and related matters for the consideration and approval of Wavetech's shareholders (the "Wavetech Voting Proposals"). The Wavetech Shareholder Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. Wavetech shall, if and to the extent requested by the Company, subject to the fiduciary obligations of the directors of
Wavetech  as  advised  by  counsel,   use  its  best  efforts  to  solicit  from
shareholders of Wavetech proxies in favor of such adoption and approval and shall take all other action necessary or, in the opinion of Wavetech, helpful to secure a vote of shareholders in favor of the Wavetech Voting Proposals. At the Wavetech Shareholders' Meeting, Wavetech shall cause to be voted all shares of Wavetech Common Stock with respect to which proxies in the form distributed by Wavetech shall have been given in favor of the Wavetech Voting Proposals.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS


     5.1  JOINT PROXY STATEMENT; REGISTRATION STATEMENT.

          (a) As promptly as practical after the execution of this Agreement, Wavetech and the Company shall prepare and file with the SEC a joint proxy statement/prospectus to be sent to the shareholders of Wavetech and the Company in connection with the Wavetech Shareholders' Meeting and the Company Shareholders' Meeting to consider the Merger (the "Joint Proxy Statement/Prospectus"), and Wavetech shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the issuance of the shares of Wavetech Common Stock as a result of the Merger will be registered with the SEC under the Securities Act (the "Registration Statement"), in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Wavetech and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as is practical. The Joint Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Wavetech, in favor of this Agreement, the Merger and the issuing of Wavetech Common Stock in the Merger and such other proposals as are necessary to carry out the intent of the transactions contemplated by this Agreement (the "Wavetech Voting Proposals"), provided that the Board of Directors of either the Company or Wavetech may withdraw such recommendation if such Board of Directors shall have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. Wavetech and the Company shall make all other necessary filings with respect to the Merger under the Securities Act and Exchange Act and the rules and regulations thereunder. Wavetech shall have the right in its sole and absolute discretion to approve or disapprove of the outside legal counsel selected by the Company for purposes of this Section 5.1(a).

          (b) The Company shall take such action as may be necessary to insure that (i) the information to be supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration
Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of the Company or Wavetech, at the time of the Company Shareholders' Meeting and the Wavetech Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting or Wavetech Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers, or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly so inform Wavetech.

          (c) Wavetech shall take such action as may be necessary to insure that (i) the information supplied by Wavetech for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by Wavetech for inclusion in the Joint Proxy Statement/Prospectus shall not on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders of Wavetech or the Company, at the time of the Wavetech Shareholders' Meeting and Company Shareholders' Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Wavetech Shareholders' Meeting or Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Wavetech or any of its Affiliates, officers, or directors should be discovered by Wavetech which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Wavetech shall promptly so inform the Company.

     5.2 SHAREHOLDERS' MEETINGS. To the extent required by applicable statutory law or the rules of the Nasdaq SmallCap Market (if such rules are applicable), Wavetech and the Company each shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting, in the case of the Company, upon this Agreement and the Merger and, in the case of Wavetech, upon the Wavetech Voting Proposals. Subject to Section 5.1 hereof, Wavetech and the Company will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to Section 5.1 hereof, each party shall use all reasonable efforts to solicit from its shareholders proxies in favor of such matters.

     5.3  ACCOUNTANT COMFORT LETTERS.

          (a) Prior to the date of this Agreement, the Company has delivered to Wavetech a letter from Schnitzer & Kondub, P.C. addressed to the Company and Wavetech and dated a date not more than one day (excluding Saturdays, Sundays and holidays) before the date of this Agreement, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating to the effect that in their opinion the audited financial statements and financial statement schedules included in the Company's Latest 10-KSB and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations.

          (b) In addition, prior to the date (the "Mailing Date") the Proxy Statement is mailed to the shareholders of the Company, the Company shall deliver to Wavetech a letter from Schnitzer & Kondub, P.C. addressed to the Company and Wavetech and dated a date not more than one day (excluding Saturdays, Sundays and holidays) before the Mailing Date, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating to the effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included in the Joint Prospectus/Proxy Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

               (ii) on the basis of a reading of the amounts included in the Joint Prospectus/Proxy Statement in response to Item 301 of Regulation S-K and of the latest unaudited consolidated financial statements made available by the Company and the Subsidiaries and the latest unaudited financial statements included in the Joint Prospectus/Proxy Statement relating to the Company and the Subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to the date of the latest unaudited financial statements included in the Joint Prospectus/Proxy Statement relating to the Company and the Subsidiaries, nothing came to their attention which would cause them to believe that:

                    (A)  the  unaudited  financial  statements  included  in the
Joint Prospectus/Proxy Statement of the Company and the Subsidiaries do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act and with the published rules and regulations of the SEC with respect to proxy statements; or that said unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Joint Prospectus/Proxy Statement and reported on by them; or

                    (B) with respect to the period subsequent to the date of the latest unaudited financial statements included in the Joint Prospectus/Proxy Statement relating to the Company and the Subsidiaries, there were any changes, at a specified date not more than five days (excluding Saturdays, Sundays and holidays) prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or any decreases in the cash and cash equivalents, marketable securities or shareholders' equity of the Company and the Subsidiaries as compared with the amounts shown on the unaudited consolidated balance sheet included in the Joint Prospectus/Proxy Statement, or for the period from the date of the latest unaudited financial statements included in the Joint Prospectus/Proxy Statement relating to the Company and the Subsidiaries, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in income (loss) before extraordinary items, or in total or per share amounts of net income (loss), of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Joint Prospectus/Proxy Statement as reasonably designated by Wavetech, insofar as it relates to the Company and the Subsidiaries, agrees with the accounting records of the Company and the Subsidiaries, excluding any legal interpretation.

     5.4 EXPENSES. In no event shall the aggregate costs and expenses incurred by the Company and Wavetech in connection with this Agreement, the Merger and the transactions contemplated thereby exceed $400,000. The parties hereto acknowledge and agree that the expenses to be paid by them according to this

Section 5.4 shall include, but not be limited to, all legal fees and expenses incurred in connection with the negotiation and preparation of this Agreement, the Joint Proxy/Prospectus and all matters contemplated thereby or related thereto, accounting fees and expenses, SEC registration fees, Nasdaq listing fees, "blue sky" fees and expenses, fees associated with filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), transfer agent fees, fairness opinions and investment advisory services.

     5.5 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, any required filings under the Hart-Scott Act and submissions of information requested by governmental authorities.

     5.6 NO NEGOTIATIONS, ETC. The Company shall not (nor shall it permit any of the Subsidiaries to), directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any inquiry, proposal or offer from any person or entity (including any of its or their officers or employees) other than Wavetech relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or any Subsidiary or other similar transaction or business combination involving the Company or any Subsidiary, or, unless the Company's Board of Directors receives a written opinion from the Company's outside counsel stating that there would be a material risk of liability on the part of the members of the Company's Board of Directors to the Company's shareholders for failure to do so, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by, or consider, entertain or accept any proposal or offer from, any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Wavetech if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Wavetech with such information regarding such proposal, offer, inquiry or contact as Wavetech may request.

     5.7 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to each other party of (a) the occurrence or failure to occur of any event, condition, fact or circumstance which occurrence or failure would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate at, or at any time prior to, the Effective Time, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.8 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Wavetech and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of the Company and such other information pertaining to the business and assets of the Company as Wavetech shall reasonably request, and the Company and its attorneys, accountants, consultants and representatives shall continue to have access to the books and records of Wavetech and such other information pertaining to the business and assets of Wavetech as the Company shall reasonably request, and each of Wavetech and the Company shall provide the other with reasonable access to its officers and other personnel.

          (b) Each party shall treat in confidence all documents, materials, and other information which it has and shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated by this Agreement (whether obtained before or after the date of this Agreement) and the preparation of this Agreement and other related documents. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) such party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (ii) is known to the public and did not become so known through any violation of a legal obligation, (iii) became known to the public through no fault of such party, (iv) is later lawfully acquired by such party from other sources, (v) is required to be disclosed under the provisions of any Federal, state or local statute or regulation issued by a duly authorized agency, board or commission thereof, or
(vi) is required to be disclosed by a rule or order of any court of competent jurisdiction. Each party agrees, if it breaches any of the terms of this SECTION 5.8(b), it will consent to the issuance of a temporary and/or permanent injunction by any court of competent jurisdiction enjoining such party from continuing to breach the terms of this SECTION 5.8(b). In the event that this Agreement shall be terminated for any reason, the parties hereto shall, and shall cause their respective officers, directors, employees and agents to, promptly return any and all copies of all documents, materials and other information which are confidential, proprietary or otherwise relate to a trade secret of the other party which was received in connection with the negotiation of the transactions contemplated by this Agreement.

     5.9 SHAREHOLDER CLAIMS. The Company shall not settle or compromise any claim brought by any present, former or purported holder or owner of any securities of the Company in connection with the Merger without the prior written consent of Wavetech.

     5.10 CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable law, regulation, contract or agreement, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement.
Wavetech shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such consent obtained by Wavetech during the period subsequent to the date hereof and prior to the Effective Time; and the Company shall (upon request) promptly deliver to Wavetech a copy of each such filing made, each such notice given and each such consent obtained by the Company during the period subsequent to the date hereof and prior to the Effective Time.

     5.11 STATE SECURITIES LAW COMPLIANCE. Wavetech shall use commercially reasonable efforts to (a) qualify, prior to the Effective Time, the Wavetech Common Stock to be issued pursuant to the Merger under state "blue sky" laws of every jurisdiction of the United States in which (i) any registered shareholder of the Company has an address on the records of the Company as of the date of this agreement, and (ii) an exemption from the qualification requirements under such laws is unavailable with respect to the issuance of Wavetech Common Stock in the Merger, and (b) qualify, prior to the Effective Time, the Assumed Options and Assumed Warrants under the state "blue sky" laws of every jurisdiction of the United States in which (i) the records of the Company, as of the date of this Agreement, indicate that a holder of such Assumed Options or Assumed Warrants resides, and (ii) an exemption from the qualification requirements under such laws is unavailable.

     5.12 AFFILIATE AGREEMENTS. The Company shall use all commercially reasonable efforts to cause each Company-Affiliated Person identified on Exhibit 4 (and any other Person that Wavetech notifies the Company may reasonably be deemed to be an "Affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Wavetech, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit 5, which Affiliate Agreement shall include, specifically, but without limitation, an agreement to vote such shares in favor of the Merger and such other proposals to be voted upon at the Company Shareholders' Meeting. Wavetech shall use all commercially reasonable efforts to cause each Wavetech-Affiliated Person listed on Exhibit 6 and each other Person that could reasonably be deemed to be an "Affiliate" of Wavetech for purposes of the Securities Act to execute and deliver to Wavetech, as promptly as practical after execution of this Agreement, an Affiliate Agreement in the form of Exhibit 5.

     5.13 COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.3 to be satisfied on a timely basis, and (b) Wavetech shall use all commercially reasonable efforts to cause the conditions set forth in Section 6.1 and 6.2 to be satisfied on a timely basis.

     5.14 TAX MATTERS. Prior to the Closing, (a) Wavetech and the Company shall execute and deliver to Squire, Sanders & Dempsey L.L.P. Representation Certificates in substantially the forms of Exhibits 7 and 8 (which shall be used in connection with any legal opinion contemplated by this Agreement, and (b) each of the Company-Affiliated Persons listed on Exhibit 5 shall execute and deliver to Squire, Sanders & Dempsey L.L.P. a Shareholders' Representation Certificate in the form of Exhibit 9.

     5.15 BOARD OF DIRECTORS. Contemporaneously with the consummation of the Merger, persons designated by the Company (the "Company Nominees") pursuant to
Section 1.5 shall be appointed to Wavetech's board of directors to serve until the first annual meeting of shareholders of Wavetech to occur following consummation of the Merger. The Board of Directors of the Surviving Company shall agree, except to the extent that they shall have a reasonable significant objection at such time, to nominate and support the persons designated by Wavetech (the "Wavetech Nominees") pursuant to Section 1.5 for election to the Surviving Corporation's board of directors at the first annual meeting of shareholders of the Surviving Corporation to occur following consummation of the

Merger. If the seat on the Surviving Corporation's board of directors held by the Wavetech Nominees shall become vacant for any reason during the period commencing upon consummation of the Merger and ending on the date of the second annual meeting of shareholders of the Surviving Corporation to occur following consummation of the Merger, the Surviving Corporation's agrees, except to the extent the Surviving Corporation shall have a reasonable significant objection at such time, to appoint to the Surviving Corporation's board of directors to serve the remaining term of such Wavetech Nominees a person designated by the other Wavetech Nominee.

     5.16 INDEMNIFICATION.

          (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the same provisions with respect to indemnification, advancement and director exculpation set forth in the Articles of Incorporation and Bylaws of Wavetech on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were entitled to indemnification, advancement or exculpation under the Articles of Incorporation or Bylaws of Wavetech in respect of actions or omissions occurring at or prior to the Effective Time.

          (b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors and employees of the Company (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with approval of Wavetech and the Surviving Corporation), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time, in each case to the fullest extent permitted under the Nevada law, (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the Nevada law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances.

          (c)  Any Indemnified Party wishing to claim indemnification under this
Section 5.18, upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that it may have under this Section 5.16, except to the extent such failure materially prejudices such party). Wavetech and the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation, including its affiliates, shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Wavetech and the Surviving Corporation elect not to assume such defense or there is a conflict of interest between, or different defenses exist for the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them (and reasonably satisfactory to the Surviving Corporation) and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that (i) the Surviving Corporation, including its affiliates, shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is necessary or desirable in order to effectively defend against such action or proceeding, (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter, and (iii) the Surviving Corporation, including its affiliates, shall not be liable for any settlement effected without Wavetech's prior written consent, which consent will not be unreasonably withheld or delayed, and PROVIDED, FURTHER, however, that the Surviving Corporation, including its affiliates, shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. No Indemnified Party shall consent to entry of judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

          (d) This Section 5.16 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on the Surviving Corporation and their respective successors and assigns.

     5.17 NASDAQ LISTING. To the extent it is at the time eligible to do so, Wavetech shall use all reasonable efforts to cause the shares of Wavetech Common Stock to be issued in the Merger and the shares of Wavetech Common Stock to be reserved for issuance under the Assumed Options and the Assumed Warrants to be approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance, prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the de-listing of Wavetech Common Stock subsequent to the date of this Agreement shall not be deemed to be a breach of any representation, warranty or covenant of Wavetech made in this Agreement and shall not be a basis for the Company to terminate this Agreement.

     5.18 EMPLOYEES. Following the Effective Time, the Surviving Corporation shall honor in accordance with their terms all employee benefit plans disclosed by the Company under the caption "Employee Benefit Plans" under the DCI Disclosure Schedule, and all accrued benefits vested thereunder. Wavetech agrees to provide, after the Effective Time, or cause the Surviving Corporation to provide, employees of the Company, not otherwise covered by collective bargaining agreements, with employee benefits in the aggregate substantially no less favorable than those benefits provided to Wavetech's similarly situated employees for a period ending on the second anniversary of the Effective Time.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) this Agreement (including without limitation the plan of merger contained herein) and the Merger, and, in the case of Wavetech only, the issuance of Wavetech Common Stock as a result of the Merger, shall have been approved and adopted by the requisite vote of the shareholders of Wavetech and the Company as may be required by law, by the rules of the Nasdaq SmallCap Market, and by any applicable provisions of their respective charter and bylaws;

          (b) the Form S-4 shall have been declared effective by the SEC and no order or other declaration suspending the effectiveness of the S-4 shall have been issued or promulgated;

          (c) there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the Merger, or seeking to obtain material damages in connection with the Merger, (ii) seeking to prohibit direct or indirect ownership or operation by Wavetech of all or a material portion of the business or assets of the Company and the Subsidiaries or of Wavetech and its Subsidiaries, or to compel Wavetech or any of its Subsidiaries or the Company or any of the Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Wavetech and its subsidiaries or of the Company and the Subsidiaries, as a result of the Merger, (iii) seeking to impose or confirm limitations on the ability of Wavetech effectively to exercise directly or indirectly full rights of ownership of any shares of Company Common Stock on all matters properly presented to the Company's shareholders, (iv) seeking to require direct or indirect divestiture by Wavetech of any shares of Company Common Stock or any shares of the Surviving Corporation to be issued in the Merger, (v) seeking or causing any material diminution in the direct or indirect benefits expected to be derived by Wavetech a result of the transactions contemplated by this Agreement, (vi) invalidating or rendering unenforceable any material provision of this Agreement (including without limitation any of the exhibits or attachments hereto), (vii) which otherwise might materially adversely affect the Company and the Subsidiaries or Wavetech and its subsidiaries, or (viii) otherwise relating to the transactions contemplated by this Agreement or the Merger;

          (d) there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq SmallCap Market or the Nasdaq National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions, (iii) a commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United

States, (iv) any limitation by any governmental authority on, or any other event which, in the sole judgment of Wavetech, might affect the extension of credit by banks or other lending institutions in the United States, or (v) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof;

          (e) each of Wavetech, the Company and their respective Subsidiaries shall have obtained each material consent and approval necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of their respective assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit;

          (f) there shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company or any of the Subsidiaries, whether or not covered by insurance, which in the aggregate has a material adverse effect on the Company and the Subsidiaries, taken as a whole;

          (g) the principal terms of this Agreement and the Merger shall have been approved and adopted by the Company's shareholders in accordance with all applicable laws and regulations and the Company's Articles of Incorporation and By-Laws; and

          (h) no party hereto shall have terminated this Agreement as permitted herein.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a)  the  representations  and  warranties  of  Wavetech  set forth in
Article 2 shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and Wavetech shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence;

          (b) Wavetech shall have furnished to the Company a certificate in which Wavetech shall certify that Wavetech has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled;

          (c) Wavetech shall have furnished to the Company (i) a copy of the text of the resolutions by which the corporate action on the part of Wavetech necessary to approve this Agreement and the Merger were taken, (iii) certificates executed on behalf of Wavetech by its respective corporate secretary or assistant corporate secretary certifying to the Company, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Wavetech by its respective corporate secretary or assistant corporate secretary certifying, in each case, the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

          (d) the Company shall have received a letter addressed to the Company from Squire, Sanders & Dempsey L.L.P., based on customary reliance and subject to customary qualifications, to the effect that:

               (i) Wavetech is a corporation validly existing and in good standing under the laws of the State of Nevada.

               (ii) Wavetech has the corporate power to consummate the transactions on its part contemplated by this Agreement. Wavetech has duly taken all requisite corporate action to authorize this Agreement; and this Agreement has been duly executed and delivered by Wavetech and constitutes the valid and binding obligation of Wavetech.

               (iii) The authorized capital of Wavetech consists of 50,000,000 shares of capital stock, designated "Common Stock," having a par value of $0.001 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly and validly issued and are fully paid and non-assessable, and 10,000,000 shares of capital stock, designated "Preferred Stock," having a par value of $.001 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly and validly issued and are fully paid and non-assessable.

               (iv) Each of the Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

               (v) Each of the Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

               (vi) No actions are required to be taken in order to make the Merger effective which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section 1.3 to the Secretary of State of the State of Nevada in accordance with Nevada Law; and

          (e) a letter from a qualified investment banking or financial advisory firm confirming the fairness to the Company's shareholders from a financial point of view of the consideration to be paid in the Merger (the form of which letter shall have been received by the Company for inclusion in the Joint Prospectus/Proxy Statement prior to the filing of the Joint Prospectus/Proxy Statement with the SEC) shall have been delivered to the Company's Board of Directors prior to the Mailing Date and shall not have been subsequently withdrawn or amended;

          (f) Wavetech's Closing Balance Sheet reflects aggregate cash and cash equivalents of not less than One Million Six Hundred Thousand ($1,600,000) (without giving effect to the expenses payable by Wavetech pursuant to Section 5.4); and

          (g)  The Reverse Stock Split shall have been effected.

     6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF WAVETECH. The obligations of Wavetech to effect the Merger are also subject to the following conditions:

          (a) the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time, and the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence;

          (b) the Company shall have furnished to Wavetech a certificate in which the Chief Executive Officer of the Company shall certify that an appropriate inquiry has been made of the executive officers and employees of the Company and the Subsidiaries having principal responsibilities for the matters as to which representations and warranties have been made by the Company in this Agreement and for the performance of the covenants of the Company set forth in this Agreement, and after completion of such inquiry, neither the Company nor any of the Subsidiaries nor any of the individuals executing such certificate has any reason to believe that the conditions set forth in Section 6.3(a) have not been fulfilled;

          (c) the Company shall have furnished to Wavetech (i) a copy of the text of the resolutions by which the board of Directors and shareholders of the Company approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger; (ii) a certificate executed on behalf of the Company by its corporate secretary certifying to Wavetech that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; and (iii) an incumbency certificate executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

          (d) Wavetech shall have received a letter addressed to Wavetech from the law firm of Alfano & Baroff, based on customary reliance and subject to customary qualifications, to the effect that:

               (i) The Company is a corporation validly existing and in good standing under the laws of the State of Colorado.

               (ii) The authorized capital of the Company consists of 500,000,000 shares of capital stock, designated "Common Stock," having a par value of $.0001 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly and validly issued and are fully paid and non-assessable, and 5,000,000 shares of capital stock, designated "Preferred Stock," having a par value of $.0001 per share, of which the number of shares indicated in such letter are outstanding, all of which were duly and validly issued and are fully paid and non-assessable.

               (iii)Each of the Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

               (iv) The Company owns all of the outstanding capital stock of each of the Subsidiaries, free and clear of any lien, claim or encumbrance.

               (v) The Company has the corporate power to consummate the transactions on its part contemplated by this Agreement; the Company has duly taken all requisite corporate action to authorize this Agreement and the articles of merger contemplated in Section 1.3; and this Agreement and such articles of merger have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company.

               (vi) No actions are required to be taken in order to make the Merger effective which have not been taken on or prior to the delivery of such letter except the delivery of the articles of merger contemplated in Section 1.3 to the Secretary of State of the State of Colorado in accordance with Colorado Law;

          (e) Wavetech shall have received a letter from Schnitzer & Kondub, P.C., dated the date of the Effective Time "bringing down" to a date not more than three days (excluding Saturdays, Sundays and holidays) prior thereto the information specified in Section 5.3(b);

          (f) Wavetech shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been publicly disclosed by the Company as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company and the Subsidiaries taken as a whole, or to the value of the shares of Company Common Stock; and

          (g) on the date of the Joint Proxy Statement/Prospectus the Board of Directors of Wavetech shall have received from Wavetech's financial advisor a written update, dated as of such date, confirming the opinion referred to in
Section 2.29 hereof.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. Subject to Section 7.4, this Agreement may be terminated prior to the Effective Time:

          (a) by Wavetech if there has been a material breach by the Company of any covenant or agreement of the Company set forth in this Agreement or in any other agreement or instrument delivered to Wavetech, which breach has not been cured within thirty (30) days of the date on which written notice of such breach was first given to the Company or which is not reasonably anticipated to be cured by the Scheduled Closing Time;

          (b) by the Company if there has been a material breach by Wavetech of any covenant or agreement of Wavetech in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to Wavetech or which is not reasonably anticipated to be cured by the Scheduled Closing Time;

          (c) by Wavetech if Wavetech reasonably determines that the timely satisfaction of any condition set forth in Section 6.1 or 6.3 by the Scheduled Closing Time has become impossible (other than as a result of any failure on the part of Wavetech to comply with or perform any covenant or obligation of Wavetech set forth in this Agreement);

          (d) by Wavetech at or after the Scheduled Closing Time if any condition set forth in Section 6.1 or 6.3 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of Wavetech to comply with or perform any covenant or obligation of Wavetech set forth in this Agreement); or

          (e) by Wavetech if the Closing has not taken place on or before the Final Date (other than as a result of any failure on the part of Wavetech to comply with or perform any covenant or obligation of Wavetech set forth in this Agreement);

          (f) by the Company if the Closing has not taken place on or before the Final Date (other than as a failure on the part of the Company or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Wavetech);

          (g) by the Company if, on or prior to the end of the fifth business day following receipt by the Company of the Wavetech Disclosure Letter the Company delivers written notice to Wavetech that the Wavetech Disclosure Letter discloses any material adverse change that has occurred, that will or that would reasonably be expected to result in a material adverse change in the consolidated assets, financial condition, operating results, business condition or prospects, or financing arrangements of Wavetech and its Subsidiaries, taken as a whole, from that as reflected in Wavetech's Latest 10-KSB and Wavetech's Latest 10-QSB.

          (h) by Wavetech if, on or prior to the end of the fifth business day following receipt by Wavetech of the DCI Disclosure Letter, Wavetech delivers written notice to the Company that the DCI Disclosure Letter discloses any material adverse change that has occurred, that will or that would reasonably be expected to result in a material adverse change in the consolidated assets, financial condition, operating results, business condition or prospects, or financing arrangements of the Company and its Subsidiaries, taken as a whole, from that as reflected in the Company's Latest 10-K and the Company's Latest 10-Q.

          (i)  by the mutual consent of Wavetech and the Company.

     As used herein, the Final Date shall be August 31, 1999, except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court that would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on August 31, 1999, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to August 31, 1999, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and nonappealable or August 31, 1999, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

     7.2 TERMINATION PROCEDURES. If Wavetech wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c), Section 7.1(e) or Section 7.1(g), Wavetech shall deliver to the Company a written notice stating that Wavetech is terminating this Agreement and setting forth a brief description of the basis on which Wavetech is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(b), the Company shall deliver to Wavetech a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     7.3  EFFECT OF  TERMINATION.  If this  Agreement is terminated  pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Wavetech shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or of any obligation or liability arising pursuant to Section 7.4. If this Agreement is terminated pursuant to
Section 7.1 as a result of the inaccuracy of any representation or warranty of Wavetech set forth in Article 2 or the inaccuracy of any representation or warranty of the Company set forth in Article 3, the party making such inaccurate representation or warranty shall be subject to liability for the termination of this Agreement as a result thereof only if and to the extent that any Responsible Officer (as defined below) of such party had actual knowledge of such inaccuracy. For purposes hereof, "Responsible Officer" of any party shall mean the chairman of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, any executive vice president, the treasurer or the secretary of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto; provided, however, that, after approval of the Merger by the shareholders of the Company or Wavetech, no amendment may be made which changes the amount into which each share of Company Common Stock will be converted in the Merger or effects any change which would materially and adversely affect the shareholders of the Company or Wavetech without the further approval of the shareholders of the Company or Wavetech, as the case may be.

     8.2  WAIVER.  At any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreement of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or future exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it was given.

     8.3 PUBLIC STATEMENTS. Except as required by applicable law, no party shall make any public announcement or statement with respect to the Merger, this Agreement or any related transaction without the approval of the other party, which approval will not be unreasonably withheld or delayed. Moreover, each party agrees to consult with the other party prior to issuing any such public announcement or statement.

     8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):


          If to Wavetech:                 Wavetech International, Inc.
                                          5210 E. Williams Circle
                                          Suite 200
                                          Phoenix, Arizona  85711
                                          Attn.:  Gerald I. Quinn

          With a copy to:                 Squire, Sanders & Dempsey L.L.P.
                                          40 N. Central Avenue, Suite 2700
                                          Phoenix, Arizona  85004
                                          Telecopy:  (602) 253-8129
                                          Attn:  Christopher D. Johnson, Esq.

          If to the Company or
          the Surviving Corporation:      DCI Telecommunications, Inc.
                                          611 Access Road
                                          Stratford, Connecticut  06497
                                          Attn.:  Joseph J. Murphy

          With a copy to:                 Alfano & Baroff
                                          814 Elm Street
                                          Manchester, New Hampshire  03101
                                          Attn.:  Paul J. Alfano, Esq.

          All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged, if telecopied.

     8.5 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of Wavetech, the word "subsidiary" means any "majority-owned subsidiary" (as defined in Rule 12b-2 under the Exchange Act) of Wavetech;
PROVIDED, HOWEVER, that the Company shall in no event and at no time be considered a subsidiary of Wavetech for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

     8.6 SEVERABILITY. If term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

     8.7 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that Wavetech may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary, but no such assignment shall relieve Wavetech of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which Wavetech may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Arizona, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     8.8 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth herein shall terminate as of the Effective Time.

     8.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein)
(a) constitutes the entire agreement among the parties all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than any confidentiality agreement previously entered into among the parties, which should survive the execution and delivery of this Agreement and (b) except as provided in Sections 5.18 and 5.20, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties acknowledge that no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

                  [Remainder of Page Intentionally Left Blank.]

                                MERGER AGREEMENT


                                 SIGNATURE PAGE



     IN WITNESS WHEREOF, Wavetech and the Company have caused this Agreement to be executed on the date first written above by their respective officers thereunder duly authorized.

                                       WAVETECH INTERNATIONAL, INC.


                                       By: /s/ Gerald I. Quinn
                                           -------------------------------------
                                       Name: Gerald I. Quinn
                                             -----------------------------------
                                       Title: President & CEO
                                              ----------------------------------

                                       DCI TELECOMMUNICATIONS, INC.


                                       By: /s/ Joseph J. Murphy
                                           -------------------------------------
                                       Name: Joseph J. Murphy
                                             -----------------------------------
                                       Title: President; CEO
                                              ----------------------------------